As filed with the Securities and Exchange Commission on June 21, 2023

Registration No. 333-261888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

33-0344842

(I.R.S. Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(858) 203-4100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Henry Ji

Chairman of the Board of Directors, President and Chief Executive Officer

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

(858) 203-4100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq. Samantha H. Eldredge, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1804

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Commission File No. 333-261888) (the “Registration Statement”) of Sorrento Therapeutics, Inc. (the “Registrant”) is being filed because the Registrant no longer qualifies as a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. This Post-Effective Amendment No. 2 adds disclosure to the Registration Statement required for a registrant other than a well-known seasoned issuer, makes certain other amendments and is being filed using EDGAR submission type POS AM to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement.

This Post-Effective Amendment No. 2 contains:

•	A base prospectus, which covers the offering, issuance and sale by us of up to $3,832,831,691 of the securities identified therein from time to time in one or more offerings; and
•	A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $3,000,000,000 of our common stock that may be issued and sold under an Amended and Restated Sales Agreement, as amended, with H.C. Wainwright & Co., LLC (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The $3,000,000,000 of our common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $3,832,831,691 of securities that may be offered, issued and sold by us under the base prospectus.

Upon termination of the Sales Agreement, any portion of the $3,000,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $3,000,000,000 securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

As previously disclosed, on February 13, 2023, we and our wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together, the “Debtors”), filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 proceedings are jointly administered by the Bankruptcy Court under the caption In re Sorrento Therapeutics, Inc., et al. (Case No. 23-90085) (the “Chapter 11 Cases”). For the duration of our Chapter 11 Cases, our operations and our ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern are subject to a high degree of risk and uncertainty associated with our Chapter 11 Cases. The outcome of the Chapter 11 Cases is dependent upon factors that are outside of our control, including actions of the Bankruptcy Court. These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 Cases could adversely affect our relationships with our suppliers, service providers, customers, employees and other third parties, which in turn could adversely affect our operations and financial condition. Any trading in our securities during the pendency of our Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of our securities, as the price of our securities may decrease in value or become worthless. Recoveries in the Chapter 11 Cases for holders of our securities, if any, will depend upon, among other things, our ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases and the value of our assets. Although we cannot predict how our securities will be treated under a plan, we expect that holders of all or some of our securities would not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Consequently, there is a risk that the holders of our securities will receive no recovery under the Chapter 11 Cases and that our securities will be worthless. In general, for so long as the Chapter 11 Cases are ongoing, we are required to obtain the approval of the Bankruptcy Court prior to engaging in activities or transactions outside the ordinary course of business. As a result, we must first obtain Bankruptcy Court approval prior to any offer and sale of our securities pursuant to this Registration Statement, including any prospectus herein and any prospectus supplement thereto. See “Risk Factors” beginning on page 6 of the base prospectus and page S-9 of the sales agreement prospectus for a further discussion of certain of the risks and uncertainties associated with the Chapter 11 Cases.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the U.S. Bankruptcy Court administering the case under chapter 11 of title 11 of Sorrento Therapeutics, Inc., which is hereinafter described, gives us approval to do so and the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2023

PROSPECTUS

Sorrento Therapeutics, Inc.

$3,832,831,691

Common Stock

Preferred Stock
Debt Securities
Warrants

Units

We may offer and sell up to $3,832,831,691 in the aggregate of securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities that we may offer. Because we are in the process of a reorganization under chapter 11 of title 11 of the United States Code, the offer and sale of any securities described in this prospectus and any prospectus supplement must first be approved by the United States Bankruptcy Court for the Southern District of Texas, where our chapter 11 proceeding is pending.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus, prospectus supplement and any related free writing prospectuses may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock is currently quoted on the Pink Open Market under the symbol “SRNEQ”. On June 20, 2023, the last reported sale price for our common stock was $0.34 per share. The applicable prospectus supplement will contain information, where applicable, as to any other quotation on the Pink Open Market or listing on any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Our chapter 11 process has caused and may continue to cause our common stock and other securities to decrease in value, and may eventually render our common stock or other securities worthless.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS

Whenever we refer to “Sorrento,” “we,” “our” or “us” in this prospectus, we mean Sorrento Therapeutics, Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $3,832,831,691. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities as our common stock is currently quoted on the Pink Open Market.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state. Since our common stock is currently quoted on the Pink Open Market, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

i

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sorrento”, “the Company”, “we”, “us”, “our” or similar references mean Sorrento Therapeutics, Inc. together with its consolidated subsidiaries.

Sorrento Therapeutics, Inc.

Overview

Sorrento Therapeutics, Inc. (together with its subsidiaries, “Sorrento”, the “Company”, “we”, “us” and “our”) is a clinical and commercial stage biopharmaceutical company developing a portfolio of next-generation treatments for three major therapeutic areas: cancer, infectious disease and pain. We are focused on transforming science into Saving Life Medicines™ by advancing innovative product programs into focused commercial entities, like Scilex Holding Company (Nasdaq: SCLX) (“Scilex Holding”). As of March 31, 2023, we held approximately 42.5% of the outstanding voting common stock of Scilex Holding, and our total ownership interest in total Scilex Holding’s common stock (assuming conversion of Scilex Holding Series A preferred stock into common stock) was 52.06%.

Cancer. Our proprietary fully human G-MAB™ antibody library and ACEA small molecule library are the engines driving an innovative pipeline of new solutions for cancer. These molecular entities are then enhanced by leveraging our extensive proprietary immuno-oncology platforms such as immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), oncolytic virus (“Seprehvec™”) and lymphatic drug delivery (“Sofusa™”).

Infectious Disease. We are focused on preventing, detecting and treating in the fight against COVID-19 today, and aim to be positioned to address the pandemic threats of tomorrow. We have applied our antibody and small molecule capability to develop highly sensitive and rapid diagnostics, and multi-modal treatments for the SARS-CoV-2 virus and its variants.

Our diagnostics platforms include the COVIMARK™ lateral flow antigen test (launched as COVISTIX™ in Mexico and Brazil) and the VIREX™ platform, which leverages existing worldwide manufacturing infrastructure for glucometers and glucose strip tests to provide affordable and highly scalable, next-generation diagnostic solutions for infectious diseases, liver cancer and other biomarkers. Therapeutic solutions include a next-generation mRNA Omicron vaccine (STI-1557), a next-generation protease inhibitor antiviral pill (STI-1558) as a stand-alone treatment (not requiring the Ritonavir booster) and a variant agnostic mesenchymal stromal cell therapy for people with “long” COVID. We also continue to evaluate neutralizing antibody approaches effective against emerging variants of concern.

Pain. In November 2022, we announced the Nasdaq debut of Scilex Holding following the completion of its business combination with Vickers Vantage Corp. I, a special purpose acquisition company. Scilex Holding, with two commercial products and a robust pipeline, is focused on becoming the global pain management leader committed to social, environmental, economic and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Scilex Holding is an innovative revenue-generating company with its flagship product, ZTlido®, launched in October 2018 as a prescription lidocaine topical product, which has demonstrated superior adhesion and bioavailability compared to current lidocaine patches. In 2022, Scilex Holding also entered into an exclusive agreement with Romeg Therapeutics, LLC to market and distribute U.S. Food and Drug Administration (the “FDA”)-approved Gloperba® in the U.S. for painful gout flares. Scilex Holding has built a commercial organization focused on neurologists and pain specialists and intends to leverage this capability for the potential launch of next-generation products that are currently in development. The first of these product candidates, SEMDEXA™, is an injectable viscous gel formulation of a widely used corticosteroid designed to address the limitations associated with off label corticosteroid epidural injections. SEMDEXA™ has completed its pivotal study and Scilex Holding is preparing for its new drug application submission.

We are also developing Resiniferatoxin (“RTX”), a naturally occurring non-opioid ultra-potent transient receptor potential vanilloid-1 agonist. When injected peripherally, a sustained desensitization occurs, resulting in reduction of noxious chronic pain symptoms that can last for months. RTX has the potential to be a multi-indication franchise asset and is nearing pivotal studies in intractable pain associated with cancer and moderate to severe knee osteoarthritis pain.

Voluntary Filing Under Chapter 11

As previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2023, we and our wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together with us, the “Debtors”), commenced voluntary proceedings under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 proceedings are jointly administered by the Bankruptcy Court under the caption In re Sorrento Therapeutics, Inc., et al. (the “Chapter 11 Cases”). We continue to operate our business in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity security holders, which includes a debtor’s shareholders. The goal of the Chapter 11 bankruptcy process is to provide a breathing spell to the company so that it can address its debts in a controlled, organized and central forum without disruption from creditors or other stakeholders. Another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and equality of treatment for similarly situated equity security holders, in each case, with respect to the distribution of a debtor’s value or assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code generally provides that the debtor may continue to operate its business in the ordinary course and remain in possession of its property as a “debtor in possession.”

The Chapter 11 bankruptcy process typically concludes with a sale of the company or a plan of reorganization, which sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation and consummation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or equity security holder in, the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the order of the bankruptcy court approving the plan (a “confirmation order”), the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of existing equity security holders.

Equity securities in a debtor are subject to a high risk of being cancelled through a Chapter 11 plan of reorganization without receiving any consideration or otherwise receiving any value. The reason for this high risk of cancellation is because equity securities in a debtor generally sit last in line of priority in bankruptcy. This is referred to as the “absolute priority rule.” Under the absolute priority rule, unless holders of more senior claims otherwise agree, holders of equity securities are generally precluded from receiving any value unless and until holders of allowed claims or interests senior to them are paid in full; there are, however, circumstances where this is not the case.

Debtors often need funding to cover ongoing operating expenses and the expenses of a Chapter 11 case. It is common for a debtor to meet such need through a debtor-in-possession (“DIP”) loan. A DIP loan often takes the form of a new secured debt facility that has priority over pre-bankruptcy secured and unsecured creditors and a claim with super-priority over administrative expenses (including vendor and employee claims) incurred during the Chapter 11 case and over all other claims. While a DIP loan offers the benefit of a source of funding that is well-established in the market and under the Bankruptcy Code, its priority over other claims reduces the recovery available to other junior creditors and interest holders, including equity security holders. Additionally, it is common for a DIP loan to contain certain, sometimes significant, restrictions on the ability of the debtor to operate its business during bankruptcy.

It is not common for a debtor to seek equity financing during a bankruptcy case. Investing in the equity securities of any company, including the Company, while it is in bankruptcy involves significant risks, as the equity financing would have a lower priority of repayment and may ultimately be worthless. On the other hand, equity financing, unlike a DIP loan, does not impose restrictions on a debtor’s operations and does not take priority over other creditors and equity security holders, thereby potentially improving the possibility that equity security holders could receive a recovery in a plan of reorganization, as compared to raising financing through a DIP loan that would be senior to any equity securities in the Debtors. And just like outside of Chapter 11, an equity investment can provide for more potential upside for the investor, as compared to debt financing (which is limited to repayment of principal and interest).

Arbitration

Prior to commencing the Chapter 11 Cases, we had been engaged in arbitration before the American Arbitration Association against NantPharma, LLC (“NantPharma”) relating to breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between us and NantPharma related to the development of the cancer drug Cynviloq™ (the “Cynviloq Arbitration”). In April 2019, we filed an action in the Los Angeles Superior Court (the “Court”) derivatively on behalf of Immunotherapy NANTibody LLC (“NANTibody”) against NantCell, Inc. (“NantCell”) and Patrick Soon-Shiong, among others, related to alleged breaches of the June 11, 2015 Limited Liability Company Agreement for NANTibody entered into between us and NantCell (the “Derivative Action”). The suit alleges breaches of fiduciary duties and seeks, among other things, a declaration that the Assignment Agreement entered into on July 2, 2017, between NantPharma and NANTibody is void and an equitable unwinding of the Assignment Agreement. The suit calls for the restoration of $90.05 million to the NANTibody capital account, thereby restoring our equity method investment in NANTibody to our invested amount as of June 30, 2017 of $40.0 million. The trial is scheduled to begin on July 17, 2023.

Additionally, in 2020, we filed a legal action against Patrick Soon-Shiong in the Court, asserting claims for fraudulent inducement and common law fraud alleging that, among other things, Dr. Soon-Shiong acquired the drug Cynviloq for the purpose of halting its progression to the market. This action is pending.

We had also been engaged in arbitration before the American Arbitration Association against NantCell and NANTibody relating to alleged breaches of the April 21, 2015 Exclusive License Agreement entered into between us and NantCell and the June 11, 2015 Exclusive License Agreement entered into between us and NANTibody (the “NantCell/NANTibody Arbitration”).

On December 2, 2022, the arbitrator in the NantCell/NANTibody Arbitration issued an award granting contractual damages and pre-award interest in the amounts of $156,829,562 to NantCell and $16,681,521 to NANTibody, exclusive of post-award, prejudgment interest, which will accrue at 9% per annum (the “Nant Award”). On December 20, 2022, the arbitrator in the Cynviloq Arbitration issued an award granting contractual damages of $125 million to us, reflecting the value of lost milestone payments for the approval of Cynviloq for the treatment of breast and lung cancers (the “Cynviloq Award”).

On February 7, 2023, the Court confirmed the Nant Award and issued a 70-day stay of enforcement of the judgment beyond $50 million (i.e., the difference between the amount of the Nant Award and amount of the Cynviloq Award). Following such confirmation, we believed that NantCell and NANTibody, in an attempt to satisfy the unstayed $50 million portion of the Nant Award, would imminently take steps to levy our assets, which would cause significant disruption and harm to our business, including our ability to continue developing life-saving and cutting-edge drugs. To protect our business and maximize its value, on February 13, 2023, we commenced the Chapter 11 Cases.

On March 16, 2023, the Court granted our motion to confirm the award in the Cynviloq Arbitration over NantPharma’s opposition. On April 7, 2023, the Court entered final judgment (“Final Judgment”) upon the confirmed award in our favor in the amount of $127,686,210, which includes arbitration costs and accrued interest on the award since December 20, 2022. The Final Judgment is accruing interest at the rate of 10 percent per annum, from March 16, 2023.

Additional information about the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court (the “Bankruptcy Docket”), is available online at https://cases.stretto.com/sorrento, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference into, and does not constitute part of, this registration statement. For a full description of the Chapter 11 Cases and the proceedings therein, you may review the Bankruptcy Docket.

Debtor-in-Possession Financing

As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 22, 2023 (the “February 22 Form 8-K”), on February 19, 2023, the Debtors executed that certain Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB Capital” or the “DIP Lender”), pursuant to which JMB Capital (or its designees or its assignees) provided the Debtors with a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “DIP Facility”), subject to the terms and conditions set forth in the DIP Term Sheet.

As previously disclosed in the February 22 Form 8-K, at a hearing before the Bankruptcy Court on February 21, 2023, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving the DIP Facility on an interim basis and providing the Debtors with the necessary liquidity to continue to operate in Chapter 11. Upon entry of the Interim DIP Order and satisfaction of all applicable conditions precedent, as set forth in the DIP Term Sheet, the Debtors were authorized to make a single, initial draw of $30,000,000 on the DIP Facility (the “Initial Draw”). The Debtors then negotiated definitive financing documentation, including a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Credit Agreement”) and other documents evidencing the DIP Facility (collectively with the DIP Credit Agreement, the “DIP Documents”).

As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 31, 2023, after a hearing before the Bankruptcy Court on March 29, 2023, the Bankruptcy Court entered a final order (the “Final DIP Order”) approving the DIP Facility on a final basis and providing the Debtors with access to the remaining $45,000,000 of the DIP Facility (subject to the terms, conditions, and covenants set forth in the DIP Documents), through additional draws of no less than $5,000,000, each upon five business days’ written notice to the DIP Lender, and the Debtors and DIP Lender proceeded to enter into the DIP Documents on March 30, 2023. Among other terms, the DIP Facility bears interest at a per annum rate equal to 14% payable in cash on the first day of each month in arrears (and a default interest rate that shall accrue at an additional per annum rate of 3% plus the non-default interest, payable in cash on the first day of each month). The Debtors are required to pay to the DIP Lender a commitment fee equal to 2.5% of the total amount of the DIP Commitment (which was paid out of the Initial Draw), a funding fee equal to 2.5% of the amount of each draw and upon repayment or satisfaction of the DIP Loans (in whole or in part), an exit fee equal to 7% of the total amount of the DIP Commitments and other fees and charges as described in the DIP Documents. The DIP Facility is secured by first-priority liens on substantially all of the Debtors’ unencumbered assets, subject to certain enumerated exceptions, and second-priority liens on those assets of the Debtors that are encumbered by certain permitted liens (as set forth in the Final DIP Order).

The DIP Facility matures on the earliest of: (i) July 31, 2023; (ii) the effective date of any chapter 11 plan of reorganization with respect to the Debtors; (iii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the date of the acceleration of the DIP Loans and the termination of the DIP Commitments in accordance with the DIP Documents (each as defined in the DIP Term Sheet); (v) the dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and (vi) forty-five (45) days after the filing of the DIP Motion (or such later date as agreed to by the DIP Lender), unless the Final Order has been entered by the Bankruptcy Court on or prior to such date. The DIP Facility does not contain a roll-up or cross-collateralization of prepetition debt or otherwise dictate how prepetition claims will be addressed in a chapter 11 plan.

As of March 31, 2023, the total outstanding principal balance on the DIP Facility was $30.0 million. Upon receipt of the Initial Draw, we recorded certain lender fees as described above of $7.9 million. We also recorded $0.4 million in interest expense relating to the per annum rate equal to 14% payable in cash during the three months ended March 31, 2023. Subsequent to March 31, 2023, we received additional draws from the DIP Facility in the aggregate amount of $40.0 million.

However, for the duration of our Chapter 11 Cases, our operations and our ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern are subject to a high degree of risk and uncertainty associated with our Chapter 11 Cases. The outcome of the Chapter 11 Cases is dependent upon factors that are outside of our control, including actions of the Bankruptcy Court.

Creditor and Equity Holder Committees

On February 28, 2023, the Office of the United States Trustee (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors, which was reconstituted on March 28, 2023. The purpose of the Official Committee of Unsecured Creditors is to represent the interests of our unsecured creditors. On April 10, 2023, the U.S. Trustee appointed an Official Committee of Equity Security Holders, which was reconstituted on April 14, 2023. The purpose of the Official Committee of Equity Security Holders is to represent the interests of our equity security holders.

Bid Procedures

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 20, 2023, on April 14, 2023, the Bankruptcy Court entered an order approving procedures for the Debtors to conduct a dual-track (i) financing process for the potential raising of debt, equity, or hybrid financing or consummation of a restructuring transaction through a chapter 11 plan of reorganization and (ii) marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in its non-debtor subsidiaries, including, but not limited to, Scilex Holding, and (y) the Debtors’ other assets.

Block Trades

On April 27, 2023, the Bankruptcy Court entered an order providing that we may consummate one or more block sales of our shares of common stock of Scilex Holding without requiring any further approval from the Bankruptcy Court, subject to certain other conditions set forth in the order (namely, the prior approval from the Debtors’ lender in their Chapter 11 Cases, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders).

Restricted Stock

As previously disclosed, on or around January 19, 2023, we distributed shares of common stock of Scilex Holding to our stockholders (the “Distributed Stock”), which shares were restricted from being further transferred until May 11, 2023 (the “Lock-up”) as reflected in a restrictive legend.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 25, 2023 (the “April 25 Form 8-K”), on April 24, 2023, the Official Committee of Unsecured Creditors filed a motion seeking the Bankruptcy Court’s extension of the application of the automatic stay to continue the restricted trading period for the Distributed Stock.

As previously disclosed in the April 25 Form 8-K, on April 25, 2023, the Bankruptcy Court entered an order extending the Lock-up period for the Distributed Stock until September 1, 2023 (or an otherwise earlier date to be determined, as set forth in the order). Accordingly, any shares of the Distributed Stock (including any such shares held by brokerage firms) may not be sold, transferred or otherwise disposed of and the holders of Distributed Stock are prohibited from causing or encouraging any third party to do the same. This extension applies only to the Distributed Stock, and does not apply to any securities of Scilex Holding held by Sorrento or any other Scilex Holding securities.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on May 15, 2023, on May 12, 2023, the Bankruptcy Court entered an order compelling certain brokerage firms to credit all shares of the Distributed Stock to their customers’ accounts on or before May 23, 2023. In addition, the Bankruptcy Court ordered the brokerage firms to file a report with the Bankruptcy Court detailing as to each customer's account, on an anonymous basis, the number of shares of Distributed Stock credited and the quoted price of such stock on a marked-to-market basis.

Automatic Stay

Subject to certain specific exceptions under the Bankruptcy Code, the Bankruptcy Petitions automatically stayed most judicial or administrative actions against the Debtors and efforts by creditors to collect on or otherwise exercise rights or remedies with respect to pre-petition claims. Absent an order from the Bankruptcy Court, substantially all of the Debtors’ pre-petition liabilities are subject to settlement under the Bankruptcy Code.

Executory Contracts

Subject to certain exceptions, under the Bankruptcy Code, the Debtors may assume, amend or reject certain executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. Generally, the rejection of an executory contract or unexpired lease is treated as a pre-petition breach of such executory contract or unexpired lease and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing monetary defaults under such executory contract or unexpired lease and provide adequate assurance of future performance. Accordingly, any description of an executory contract or unexpired lease with the Debtors in this document, including, where applicable, a quantification of the Company’s obligations under any such executory contract or unexpired lease of the Debtors, is qualified by any overriding rejection rights the Company has under the Bankruptcy Code. As of March 31, 2023, no executory contracts or leases were filed with the Bankruptcy Court to assume, amend or reject certain executory contracts and unexpired leases.

Claims Reconciliation

The Debtors are in the process of reviewing, investigating, and reconciling proofs of claims filed against the Debtors with the amounts reflected in their books and records. The Debtors will continue the claims reconciliation process and object, as necessary, to asserted claims, including on the basis that they have been amended or superseded by subsequently filed proofs of claims, are without merit, have already been paid, are overstated or should be adjusted or expunged for other reasons. As a result of this process, the Debtors may identify additional liabilities that will need to be recorded or reclassified to liabilities subject to compromise. As part of its ongoing review, the Company is not aware of any claims that may require a material adjustment to the accounts and balances as reported as of March 31, 2023.

Bankruptcy Court Approval Required

To the extent we want to offer and sell the securities described in this prospectus and any prospectus supplement, we must first obtain approval from the Bankruptcy Court.

Listing

On February 13, 2023, we received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that our common stock would be delisted from Nasdaq, effective February 23, 2023. In the Delisting Notice, the staff of Nasdaq referenced the Chapter 11 Cases and associated public concerns raised by them, concerns regarding the residual equity interest of the existing listed securities holders and concerns about our ability to sustain compliance with all requirements for continued listing on Nasdaq. In accordance with the Delisting Notice, trading of our common stock on Nasdaq was suspended at the opening of business on February 23, 2023, and at such time, our common stock commenced trading on the Pink Open Market under the symbol “SRNEQ”.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks relating to the execution of our business strategy.

Corporate Information

On September 21, 2009, QuikByte Software, Inc., a Colorado corporation and shell company, or QuikByte, consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation and private concern, or STI, in a reverse merger, or the Merger. We were originally incorporated as San Diego Antibody Company in California in 2006 and were renamed “Sorrento Therapeutics, Inc.” and reincorporated in Delaware in 2009, prior to the Merger. QuikByte was originally incorporated in Colorado in 1989. Following the Merger, on December 4, 2009, QuikByte reincorporated under the laws of the State of Delaware, or the Reincorporation. Immediately following the Reincorporation, on December 4, 2009, we merged with and into QuikByte, the separate corporate existence of STI ceased and QuikByte continued as the surviving corporation, or the Roll-Up Merger. Pursuant to the certificate of merger filed in connection with the Roll-Up Merger, QuikByte’s name was changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

Principal Executive Offices and Additional Information

Our principal executive offices are located at 4955 Directors Place, San Diego, CA 92121, and our telephone number at that address is (858) 203-4100. Our website is www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

We are in the process of Chapter 11 reorganization cases under the United States Bankruptcy Code, which may cause our common stock to decrease in value and may eventually render our common stock worthless. For a full description of the terms and conditions of the DIP Facility, you should refer to the Bankruptcy Docket.

As previously disclosed, on February 13, 2023, we and our wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together, the “Debtors”), filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al. (Case No. 23-90085) (the “Chapter 11 Cases”).

Any trading in our securities during the pendency of our Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of our securities, as the price of our securities may decrease in value or become worthless. Recoveries in the Chapter 11 Cases for holders of securities, if any, will depend upon, among other things, our ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases and the value of our assets. Although we cannot predict how our securities will be treated under a plan, we expect that holders of all or some of our securities would not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Consequently, there is a risk that the holders of our securities will receive no recovery under the Chapter 11 Cases and that our securities will be worthless.

Equity securities in a debtor are subject to a high risk of being cancelled through a Chapter 11 plan of reorganization without receiving any consideration or otherwise receiving any value. The reason for this high risk of cancellation is because equity securities in a debtor generally sit last in line of priority in bankruptcy. This is referred to as the “absolute priority rule.” Under the absolute priority rule, unless holders of more senior claims otherwise agree, holders of equity securities are generally precluded from receiving any value unless and until holders of allowed claims or interests senior to them are paid in full; there are, however, circumstances where this is not the case.

Debtors often need funding to cover ongoing operating expenses and the expenses of a Chapter 11 case. It is common for a debtor to meet such need through a debtor-in-possession (“DIP”) loan. A DIP loan often takes the form of a new secured debt facility that has priority over pre-bankruptcy secured and unsecured creditors and a claim with super-priority over administrative expenses (including vendor and employee claims) incurred during the Chapter 11 case and over all other claims. While a DIP loan offers the benefit of a source of funding that is well-established in the market and under the Bankruptcy Code, its priority over other claims reduces the recovery available to other junior creditors and interest holders, including equity security holders. Additionally, it is common for a DIP loan to contain certain, sometimes significant, restrictions on the ability of the debtor to operate its business during bankruptcy.

It is not common for a debtor to seek equity financing during a bankruptcy case. Investing in the equity securities of any company, including the Company, while it is in bankruptcy involves significant risks, as the equity financing would have a lower priority of repayment and may ultimately be worthless. On the other hand, equity financing, unlike a DIP loan, does not impose restrictions on a debtor’s operations and does not take priority over other creditors and equity security holders, thereby potentially improving the possibility that equity security holders could receive a recovery in a plan of reorganization, as compared to raising financing through a DIP loan that would be senior to any equity securities in the Debtors. And just like outside of Chapter 11, an equity investment can provide for more potential upside for the investor, as compared to debt financing (which is limited to repayment of principal and interest).

We are subject to other risks and uncertainties associated with our Chapter 11 cases.

Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern are subject to the risks and uncertainties associated with our Chapter 11 Cases. These risks include the following:

•	our ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases;

•	the high costs of bankruptcy cases and related fees;

•	our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence;

•	our ability to maintain our relationships with our suppliers, service providers, customers, employees and other third parties;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to execute competitive contracts with third parties;

•	our ability to attract, motivate and retain key employees;

•	the ability of third parties to seek and obtain court approval to terminate contracts and other agreements with us;

•	our ability to retain our current management team;

•	the ability of third parties to seek and obtain court approval to convert the Chapter 11 Cases to a Chapter 7 proceeding; and

•	the actions and decisions of our stockholders, creditors and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our plans.

Delays in our Chapter 11 Cases increase the risks of us being unable to reorganize our business and emerge from bankruptcy and increase our costs associated with the bankruptcy process.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 Cases could adversely affect our relationships with our suppliers, service providers, customers, employees and other third parties, which in turn could adversely affect our operations and financial condition. Also, pursuant to the Bankruptcy Code, we need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with our Chapter 11 Cases, we cannot accurately predict or quantify the ultimate impact that events that occur during our Chapter 11 Cases will have on our business, financial condition and results of operations, and there is no certainty as to our ability to continue as a going concern.

We are required to pay the fees and expenses of estate professionals retained in the Chapter 11 Cases, which includes the legal and financial advisors to the Company, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders, subject to certain budget restrictions under the DIP Facility (the “DIP Budget”), other agreements, and approval by the Bankruptcy Court. Our current DIP Budget includes approximately $31.4 million in fees and expenses for Chapter 11 professionals, from the commencement of the Chapter 11 Cases (February 13, 2023) through July 15, 2023, of which there were $26.3 million in fees and expenses budgeted through June 10, 2023.

We may not be able to obtain confirmation of a Chapter 11 plan of reorganization.

To emerge successfully from chapter 11 protection as a viable entity, we must meet certain statutory requirements with respect to the adequacy of disclosure with respect to a Chapter 11 plan of reorganization, solicit and obtain the requisite acceptances of such a reorganization plan and fulfill other statutory conditions for confirmation of such a plan.

Even if a Chapter 11 plan of reorganization is consummated, it will be based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, we may not be able to achieve our stated goals and continue as a going concern.

Any plan of reorganization may affect both our capital structure and the ownership, structure and operation of our business and will reflect assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances. In addition, a plan of reorganization will rely upon financial projections developed by us with the assistance of our financial advisor/investment banker, including with respect to fees, revenues, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts may not be accurate. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (1) our ability to substantially change our capital structure, (2) our ability to obtain adequate liquidity and financing sources, (3) our ability to maintain clients’, investors’ and strategic partners’ confidence in our viability as a continuing enterprise and to attract and retain sufficient business from and partnership endeavors with them, (4) our ability to retain key employees and (5) the overall strength and stability of general economic conditions. The failure of any of these factors could materially adversely affect the successful reorganization of our business. Consequently, there can be no assurance that the results or developments that may be contemplated by a plan of reorganization, even if confirmed by the Bankruptcy Court and implemented by us, will occur or, even if they do occur, that they will have the anticipated effects on us and our subsidiaries or our businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of any plan of reorganization.

Even if a plan of reorganization is consummated, we may not be able to achieve our stated goals and continue as a going concern.

Even if a plan of reorganization is consummated, we may continue to face a number of risks that are beyond our control, such as changes in economic conditions, changes in the financial markets, changes in investment values or the industry in general, changes in demand for our products and increasing expenses. Some of these risks typically become more acute when a case under the Bankruptcy Code continues for a protracted period of time without indication of how or when the transactions under a Chapter 11 plan of reorganization will close. As a result of these and other risks, we cannot guarantee that any plan of reorganization would achieve our stated goals. Furthermore, even if our debts were reduced or discharged through any plan of reorganization, we may need to raise additional funds through one or more public or private debt or equity financings or other means to fund our business after the completion of the Chapter 11 Cases. Our access to additional capital may be limited, if it is available at all. Therefore, adequate funds may not be available when needed or may not be available on favorable terms. As a result, any plan of reorganization may not become effective and, thus, we cannot assure you of our ability to continue as a going concern, even if a plan of reorganization is confirmed.

We have substantial liquidity needs and may not be able to obtain sufficient liquidity to confirm a plan of reorganization and exit bankruptcy.

Although we have lowered our capital budget and plan to reduce the scale of our operations, our business remains capital intensive. In addition to the cash requirements necessary to fund ongoing operations, we have incurred significant professional fees and other costs in connection with our Chapter 11 Cases and expect that we will continue to incur significant professional fees and costs throughout our Chapter 11 Cases. There are no assurances that our current liquidity is sufficient to allow us to satisfy our obligations related to the Chapter 11 Cases, allow us to proceed with the confirmation of a Chapter 11 plan of reorganization and allow us to emerge from bankruptcy. We can provide no assurance that we will be able to secure additional postpetition financing or exit financing sufficient to meet our liquidity needs or, if sufficient funds are available, offered to us on acceptable terms.

On April 14, 2023, the Bankruptcy Court entered an order approving procedures for the Debtors to conduct a dual-track (i) financing process for the potential raising of debt, equity, or hybrid financing or consummation of a restructuring transaction through a Chapter 11 plan of reorganization and (ii) marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in their non-debtor subsidiaries, including, but not limited to, Scilex Holding, and (y) the Debtors’ other assets. On April 27, 2023, the Bankruptcy Court entered an order providing that we may consummate one or more block sales of shares of common stock of Scilex Holding without requiring any further approval from the Bankruptcy Court. As a result, we are authorized at any time to enter into one or more sales of shares of common stock of Scilex Holding; however, there can be no assurance that we will be able to consummate such sales on favorable terms to the Company or at all. Furthermore, any such sales, or the perception that such sales could occur, may cause the trading price of common stock of Scilex Holding to decline, including the shares we continue to hold after such sales have been consummated. Sales of such shares of common stock of Scilex Holding may need to be sold at a discount to the market price prevailing at the time of such sale and such discount could be substantial.

The DIP Facility has substantial restrictions and financial covenants and if we are unable to comply with the covenant requirements under the DIP Facility, it could have a material adverse impact on our financial condition, operating results and cash flows.

In connection with the Chapter 11 Cases and in order to provide required liquidity during the Chapter 11 process, on February 19, 2023, the Debtors executed that certain Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB Capital” or the “DIP Lender”), pursuant to which JMB Capital (or its designees or its assignees) are providing the Debtors with a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “DIP Facility”), subject to the terms and conditions set forth in the DIP Term Sheet. After a hearing before the Bankruptcy Court on March 29, 2023, the Bankruptcy Court entered a final order (the “Final DIP Order”) approving the DIP Facility on a final basis.

In addition to customary affirmative and negative covenant obligations, the DIP Facility requires the Debtors to comply with a weekly operating budget, subject to certain permitted variances.

If the Debtors are unable to comply with the covenant requirements under the DIP Facility, it could have a material adverse impact on our financial condition, operating results and cash flows.

In certain limited instances, a Chapter 11 case may be converted to a case under Chapter 7 of the Bankruptcy Code.

Upon a showing of cause, the Bankruptcy Court may convert a Chapter 11 bankruptcy case to a case under Chapter 7 of the Bankruptcy Code (“Chapter 7”). In such event, our business operations would generally cease and a Chapter 7 trustee would be appointed to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. Holders of our common stock would lose their entire investment in a Chapter 7 bankruptcy.

As a result of the Chapter 11 Cases, our historical financial information may not be indicative of our future performance.

During the Chapter 11 Cases, we expect our financial results to continue to fluctuate as restructuring activities and expenses impact our consolidated financial statements. As a result, our historical financial performance is likely not indicative of our financial performance after the filing of the Chapter 11 Cases. If a plan of reorganization is approved and implemented, our existing capital structure may be fundamentally altered. If we emerge from Chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to our historical consolidated financial statements. In connection with the Chapter 11 Cases, it is also possible that additional restructuring and related charges may be identified and recorded in future periods. Such charges could be material to our consolidated financial position, liquidity and results of operations.

We may be subject to claims that will not be discharged in the Chapter 11 Cases, which could have a material adverse effect on our business, cash flows, liquidity, financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from, among other things, substantially all debts arising prior to consummation of a plan of reorganization. Thus, while generally all claims against us that arose prior to the filing of the Chapter 11 Cases or before consummation of a plan of reorganization (i) would be subject to compromise and/or treatment under a plan of reorganization and/or (ii) would be discharged in accordance with the Bankruptcy Code and the terms of a plan of reorganization, certain exceptions may arise. Subject to the terms of a plan of reorganization and orders of the Bankruptcy Court, any claims not ultimately discharged pursuant to a plan of reorganization could be asserted against us and may have an adverse effect on our business, cash flows, liquidity, financial condition and results of operations on a post-reorganization basis. At this time, the Company does not believe it has any liability under any such pending litigation (aside from the Nant Award, which has already been reduced to judgment).

If we operate under the Bankruptcy Court’s protection for a long period of time, or for a longer period of time than expected, our business may be harmed.

Our future results are dependent upon the successful confirmation and implementation of a plan of reorganization. Our being subject to a long period of operations under the Bankruptcy Court’s protection could have a material adverse effect on our business, financial condition, results of operations and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, our senior management may be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on our business operations. A prolonged period of operating under the Bankruptcy Court’s protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of our business. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that our clients, investors, strategic partners and service providers will lose confidence in our ability to reorganize our businesses successfully and seek to establish alternative advisory and/or other commercial relationships, as applicable. Furthermore, so long as the Chapter 11 Cases continue, we will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. We cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to any plan of reorganization. While we are working to confirm a chapter 11 plan of reorganization by July 31, 2023, the date of the maturity of our DIP Facility, we can give no assurances as to the ultimate duration of the Chapter 11 Cases or the timing of a plan of reorganization. Even once a plan of reorganization is approved and implemented, our operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from Chapter 11 protection.

Adverse publicity in connection with the Chapter 11 Cases or otherwise could negatively affect our businesses.

Adverse publicity or news coverage relating to us, including, but not limited to, publicity or news coverage in connection with the Chapter 11 Cases, may negatively impact our efforts to establish and promote a positive image after emergence from the Chapter 11 Cases.

The Chapter 11 Cases limit the flexibility of our management team in running our business.

While we operate our business as debtor-in-possession under supervision by the Bankruptcy Court, we are required to obtain the approval of the Bankruptcy Court prior to engaging in activities or transactions outside the ordinary course of business. Bankruptcy Court approval of non-ordinary course activities entails preparation and filing of appropriate motions with the Bankruptcy Court, negotiation with the various other parties-in-interest and one or more hearings. Other parties-in-interest may be heard at any Bankruptcy Court hearing and may raise objections with respect to these motions. This process may delay major transactions and limit our ability to respond quickly to opportunities and events. In addition, constraints on our activities as debtor-in-possession may place limitations and restrictions on our business activities and resources. Furthermore, in the event the Bankruptcy Court does not approve a proposed activity or transaction, we would be prevented from engaging in activities and transactions that we believe are beneficial to us.

We may experience employee attrition as a result of the Chapter 11 Cases.

As a result of the Chapter 11 Cases, we may experience employee attrition, and our employees may face considerable distraction and uncertainty. A loss of key personnel or material erosion of employee morale could adversely affect our business and results of operations. Our ability to engage, motivate and retain key employees or take other measures intended to motivate and incentivize key employees to remain with us through the pendency of the Chapter 11 Cases is limited by certain restrictions on the implementation of incentive programs under the Bankruptcy Code. The loss of services of members of our senior management team could impair our ability to execute our business strategies and implement operational initiatives, which may have a material adverse effect on our business, cash flows, liquidity, financial condition and results of operations.

Our post-bankruptcy capital structure is yet to be determined, and any changes to our capital structure may have a material adverse effect on existing debt and security holders, including holders of our common stock.

Our post-bankruptcy capital structure has yet to be determined and will be set pursuant to a plan that requires Bankruptcy Court approval. The reorganization of our capital structure may include exchanges of new debt or equity securities for our existing debt, equity securities, and claims against us. Such new debt may be issued at different interest rates, payment schedules and maturities than our existing debt securities. Existing equity securities are subject to a high risk of being cancelled. The success of a reorganization through any such exchanges or modifications will depend on approval by the Bankruptcy Court and the willingness of existing debt and security holders to agree to the exchange or modification, subject to the provisions of the Bankruptcy Code, and there can be no guarantee of success. If such exchanges or modifications are successful, holders of our debt or of claims against us may find their holdings no longer have any value or are materially reduced in value, or they may be converted to equity and be diluted or may be modified or replaced by debt with a principal amount that is less than the outstanding principal amount, longer maturities and reduced interest rates. Holders of our common stock may also find that their holdings no longer have any value and face highly uncertain or no recoveries under a plan. There can be no assurance that any new debt or equity securities will maintain their value at the time of issuance. If existing debt or equity holders are adversely affected by a reorganization, it may adversely affect our ability to issue new debt or equity in the future. Although we cannot predict how the claims and interests of stakeholders in the Chapter 11 Cases, including holders of common stock, will ultimately be resolved, we expect that common stock holders will not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Consequently, there is a significant risk that the holders of our common stock would receive no recovery under the Chapter 11 Cases and that our common stock will be worthless.

Since our common stock is currently quoted on the Pink Open Market our stockholders may face significant restrictions on the resale of our common stock due to state “blue sky” laws and the sale of common stock in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. Since our common stock is currently quoted on the Pink Open Market, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and warrants. You should therefore consider the resale market for our common stock and warrants to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations, expenditures related to the administration of our Chapter 11 Cases, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. Subject to the provisions of the Bankruptcy Code, any orders that the Bankruptcy Court may enter, and the terms of the DIP Facility, we will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of any specific offering.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees, and fees and expenses of our counsel and our accountants.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	risks and uncertainties associated with the Chapter 11 Cases;

•	our ability to comply with the substantial restrictions and financial covenants under the DIP facility;

•	any plan of reorganization and its consummation, including our ability to achieve our stated goals and continue as a going concern;

•	risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

•	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our drug candidates;

•	our ability to comply with regulatory requirements;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	our ability to continue as a going concern;

•	our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

•	our ability to discover, acquire, develop and market additional product candidates;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	the initiation, cost, timing for commencing and completing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;

•	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•	timing and receipt or payments of licensing and milestone revenues, if any;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third party suppliers and manufacturers;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	the success of competing therapies that are currently or may become available;

•	our use of proceeds of any offering;

•	our ability to integrate acquired businesses and assets with our operations, technologies, services, and personnel;

•	our planned acquisitions, the terms of any such acquisitions and the expected timing for completing such acquisitions;

•	our financial performance;

•	the potential impact to our business, revenue and financial condition, including disruptions to our laboratories, clinical trials, supply chain and operations, due to the COVID-19 global pandemic;

•	developments and projections relating to our competitors and our industry;

•	our involvement in disputes and other legal or regulatory proceedings, including our ability to recover the final judgment granted in our favor in the arbitration between us and NantPharma, LLC relating to NantPharma LLC’s breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between us and NantPharma related to the development of the cancer drug Cynviloq; and

•	risks and uncertainties associated with our stock being quoted, and traded, on the Pink Open Market.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus, or any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I – Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, in Part II – Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF CAPITAL STOCK

General Matters

As of March 31, 2023, our authorized capital stock consisted of 750,000,000 shares of common stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors, or our Board, may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2023, there were 551,281,154 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and potential expansion of our business. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are issued and outstanding. Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be set forth in the applicable certificate of designation for the series. Prior to the issuance of shares of each series of preferred stock, our Board is required by the General Corporation Law of the State of Delaware, or the DGCL, and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

(a)	The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by our Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of our Board;

(b)	The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

(c)	Whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(d)	The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(e)	The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

(f)	The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by our Board; and

(g)	The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of our other securities, whether or not convertible into shares of our common stock.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and our Amended and Restated Bylaws, or the Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

•	provide our Board with the ability to alter our Bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board the power to approve or disapprove of stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Choice of Forum. The Bylaws provide that, unless our Board consents to an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought by or on our behalf; (ii) any direct action asserting a claim against us or any of our directors or officers pursuant to any of the provisions of the DGCL, our Certificate of Incorporation or the Bylaws; (iii) any action asserting a claim of breach of fiduciary duties owed by any of our directors, officers or other employees to our stockholders; or (iv) any action asserting a violation of Delaware decisional law relating to our internal affairs. This provision does not apply to (a) actions in which the Court of Chancery in the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of Delaware courts, or (b) actions in which a federal court has assumed exclusive jurisdiction to a proceeding. This choice of forum provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, the Bylaws do not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision.

This choice of forum provision in the Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Interested Stockholder Transactions. We are subject to Section 203 of the DGCL, which prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who is a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the transaction is approved by the board of directors before the date the interested stockholder attained that status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. In general, the DGCL defines a business combination to include the following: (a) any merger or consolidation involving the corporation and the interested stockholder; (b) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (d) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Warrants

As of March 31, 2023, warrants to purchase 16,020,254 shares of Common Stock with a weighted-average exercise price of $2.52 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, 19.99% or 19.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the form of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the applicability of any guarantees;

•	the terms and conditions upon which we may redeem the debt securities;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the terms of the subordination of any series of the debt securities;

•	restrictions on transfer, sale or other assignment of the debt securities, if any;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any addition to or change in the provisions relating to or dealing with defeasance;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than Sorrento) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Sorrento, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Outstanding Warrants

As of March 31, 2023, warrants to purchase 16,020,254 shares of Common Stock with a weighted-average exercise price of $2.52 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, 19.99% or 19.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer, or agent, the purchase price paid by any underwriter, any discount, commission, and other item constituting compensation, any discount, commission, or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc. The SEC’s Internet site can be found at http://www.sec.gov. Additional information with respect to us can be found on our website at www.sorrentotherapeutics.com and the Bankruptcy Docket. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

(c)	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2023 (filed at 6:04 a.m. Eastern Time), February 13, 2023 (filed at 6:02 a.m. Eastern Time), February 13, 2023 (filed at 6:04 a.m. Eastern Time), February 13, 2023 (filed at 5:24 p.m. Eastern Time), February 21, 2023, February 22, 2023 (other than information disclosed under Item 7.01 thereof), March 20, 2023 (other than information disclosed under Item 7.01 thereof), March 31, 2023 (other than information disclosed under Item 7.01 thereof), April 10, 2023, April 20, 2023 (filed at 12:08 p.m. Eastern Time), April 20, 2023 (filed at 5:26 p.m. Eastern Time), April 26, 2023 (other than information disclosed under Item 7.01 thereof), May 15, 2023 (other than information disclosed under Item 7.01 thereof) and June 15, 2023 (other than information disclosed under Item 7.01 thereof);

(d)	Our Current Report on Form 8-K/A, filed with the SEC on April 10, 2023; and

(e)	The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description, including the description of securities contained in Exhibit 4.19 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attn: Corporate Secretary

Phone: (858) 203-4100

The information in this prospectus is not complete and may be changed. We may not sell these securities until the U.S. Bankruptcy Court administering the case under chapter 11 of title 11 of Sorrento Therapeutics, Inc., which is hereinafter described, gives us approval to do so and the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2023

PROSPECTUS

$3,000,000,000

Common Stock

On December 3, 2021, we entered into a certain Amended and Restated Sales Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or the sales agent, A.G.P./Alliance Global Partners, Cantor Fitzgerald & Co. and B. Riley Securities, Inc. relating to shares of our common stock having an aggregate offering price of up to $700,000,000, including sales that had already occurred to date under the sales agreement. Effective December 23, 2021, the sales agreement was terminated with respect to A.G.P./Alliance Global Partners, and A.G.P./Alliance Global Partners ceased acting as a sales agent under the sales agreement. Effective May 4, 2023, the sales agreement was terminated with respect to Cantor Fitzgerald & Co. and B. Riley Securities, Inc., and each of Cantor Fitzgerald & Co. and B. Riley Securities, Inc. ceased acting as a sales agent under the sales agreement. On December 23, 2021, we entered into an amendment to the sales agreement, or the amendment, increasing the aggregate offering price by an additional $5,000,000,000 offered by a prior prospectus, dated December 23, 2021, or the December 23, 2021 prospectus, such that the aggregate amount of common stock which we could sell through the sales agent pursuant to the sales agreement, including sales that have already occurred through December 22, 2021, was $5,442,943,290.81. In accordance with the terms of the sales agreement, as amended by the amendment, we could offer and sell shares of our common stock pursuant to the December 23, 2021 prospectus having an aggregate offering price of up to $5,000,000,000 from time to time through the sales agent. As of June 20, 2023, we have sold an aggregate of 290,186,606 shares of our common stock for gross proceeds of approximately $886.5 million under the sales agreement pursuant to the December 23, 2021 prospectus, a prior prospectus supplement, dated December 4, 2020, as supplemented on December 3, 2021, and a prior prospectus supplement relating to the sales agreement, dated April 27, 2020.  This prospectus covers the offer and sale of shares of our common stock having an aggregate offering price of up to $3,000,000,000 from time to time through the sales agent.

Our common stock is currently quoted on the Pink Open Market under the symbol “SRNEQ.” On June 20, 2023, the last reported sale price of our common stock was $0.34 per share. Because we are in the process of a reorganization under chapter 11 of title 11 of the United States Code, the offer and sale of any securities described in this prospectus and any prospectus supplement must first be approved by the United States Bankruptcy Court for the Southern District of Texas, where our chapter 11 proceeding is pending. However, we do not currently intend to offer and sell our common stock pursuant to the sales agreement with the sales agent while our chapter 11 proceeding is pending.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, the sales agent may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The sales agent is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the sales agent for sales of common stock sold pursuant to the sales agreement will initially be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement, which percentage may be adjusted based on the aggregate amount of securities sold by the sales agent pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such sales will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Our chapter 11 process has caused and may continue to cause our common stock and other securities to decrease in value, and may eventually render our common stock or other securities worthless.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is      , 2023.

ABOUT THIS PROSPECTUS

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. This prospectus describes the specific terms of this offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus.

This prospectus relates only to an offering of up to $3,000,000,000 of shares of our common stock through the sales agent. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and H.C. Wainwright & Co., LLC on December 3, 2021, as amended by an amendment thereto dated December 23, 2021, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Before you invest, you should carefully read this prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free writing prospectus we may provide you. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Disclosure Regarding Forward-Looking Statements.”

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities as our common stock is currently quoted on the Pink Open Market.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state. Since our common stock is currently quoted on the Pink Open Market, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

General information about us can be found on our website at www.sorrentotherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus and should not be considered part of this or any other report filed with the SEC.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus on page S-9 and in the documents incorporated by reference into this prospectus.

The Company

Overview

Sorrento Therapeutics, Inc. (together with its subsidiaries, “Sorrento”, the “Company”, “we”, “us” and “our”) is a clinical and commercial stage biopharmaceutical company developing a portfolio of next-generation treatments for three major therapeutic areas: cancer, infectious disease and pain. We are focused on transforming science into Saving Life Medicines™ by advancing innovative product programs into focused commercial entities, like Scilex Holding Company (Nasdaq: SCLX) (“Scilex Holding”). As of March 31, 2023, we held approximately 42.5% of the outstanding voting common stock of Scilex Holding, and our total ownership interest in total Scilex Holding’s common stock (assuming conversion of Scilex Holding Series A preferred stock into common stock) was 52.06%.

Cancer. Our proprietary fully human G-MAB™ antibody library and ACEA small molecule library are the engines driving an innovative pipeline of new solutions for cancer. These molecular entities are then enhanced by leveraging our extensive proprietary immuno-oncology platforms such as immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), oncolytic virus (“Seprehvec™”) and lymphatic drug delivery (“Sofusa™”).

Infectious Disease. We are focused on preventing, detecting and treating in the fight against COVID-19 today, and aim to be positioned to address the pandemic threats of tomorrow. We have applied our antibody and small molecule capability to develop highly sensitive and rapid diagnostics, and multi-modal treatments for the SARS-CoV-2 virus and its variants.

Our diagnostics platforms include the COVIMARK™ lateral flow antigen test (launched as COVISTIX™ in Mexico and Brazil) and the VIREX™ platform, which leverages existing worldwide manufacturing infrastructure for glucometers and glucose strip tests to provide affordable and highly scalable, next-generation diagnostic solutions for infectious diseases, liver cancer and other biomarkers. Therapeutic solutions include a next-generation mRNA Omicron vaccine (STI-1557), a next-generation protease inhibitor antiviral pill (STI-1558) as a stand-alone treatment (not requiring the Ritonavir booster) and a variant agnostic mesenchymal stromal cell therapy for people with “long” COVID. We also continue to evaluate neutralizing antibody approaches effective against emerging variants of concern.

Pain. In November 2022, we announced the Nasdaq debut of Scilex Holding following the completion of its business combination with Vickers Vantage Corp. I, a special purpose acquisition company. Scilex Holding, with two commercial products and a robust pipeline, is focused on becoming the global pain management leader committed to social, environmental, economic and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Scilex Holding is an innovative revenue-generating company with its flagship product, ZTlido®, launched in October 2018 as a prescription lidocaine topical product, which has demonstrated superior adhesion and bioavailability compared to current lidocaine patches. In 2022, Scilex Holding also entered into an exclusive agreement with Romeg Therapeutics, LLC to market and distribute U.S. Food and Drug Administration (the “FDA”)-approved Gloperba® in the U.S. for painful gout flares. Scilex Holding has built a commercial organization focused on neurologists and pain specialists and intends to leverage this capability for the potential launch of next-generation products that are currently in development. The first of these product candidates, SEMDEXA™, is an injectable viscous gel formulation of a widely used corticosteroid designed to address the limitations associated with off label corticosteroid epidural injections. SEMDEXA™ has completed its pivotal study and Scilex Holding is preparing for its new drug application submission.

We are also developing Resiniferatoxin (“RTX”), a naturally occurring non-opioid ultra-potent transient receptor potential vanilloid-1 agonist. When injected peripherally, a sustained desensitization occurs, resulting in reduction of noxious chronic pain symptoms that can last for months. RTX has the potential to be a multi-indication franchise asset and is nearing pivotal studies in intractable pain associated with cancer and moderate to severe knee osteoarthritis pain.

Voluntary Filing Under Chapter 11

As previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2023, we and our wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together with us, the “Debtors”), commenced voluntary proceedings under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 proceedings are jointly administered by the Bankruptcy Court under the caption In re Sorrento Therapeutics, Inc., et al. (the “Chapter 11 Cases”). We continue to operate our business in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity security holders, which includes a debtor’s shareholders. The goal of the Chapter 11 bankruptcy process is to provide a breathing spell to the company so that it can address its debts in a controlled, organized and central forum without disruption from creditors or other stakeholders. Another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and equality of treatment for similarly situated equity security holders, in each case, with respect to the distribution of a debtor’s value or assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code generally provides that the debtor may continue to operate its business in the ordinary course and remain in possession of its property as a “debtor in possession.”

The Chapter 11 bankruptcy process typically concludes with a sale of the company or a plan of reorganization, which sets forth the means for satisfying claims against and equity interests in a debtor. Confirmation and consummation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of, or equity security holder in, the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the order of the bankruptcy court approving the plan (a “confirmation order”), the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of existing equity security holders.

Equity securities in a debtor are subject to a high risk of being cancelled through a Chapter 11 plan of reorganization without receiving any consideration or otherwise receiving any value. The reason for this high risk of cancellation is because equity securities in a debtor generally sit last in line of priority in bankruptcy. This is referred to as the “absolute priority rule.” Under the absolute priority rule, unless holders of more senior claims otherwise agree, holders of equity securities are generally precluded from receiving any value unless and until holders of allowed claims or interests senior to them are paid in full; there are, however, circumstances where this is not the case.

Debtors often need funding to cover ongoing operating expenses and the expenses of a Chapter 11 case. It is common for a debtor to meet such need through a debtor-in-possession (“DIP”) loan. A DIP loan often takes the form of a new secured debt facility that has priority over pre-bankruptcy secured and unsecured creditors and a claim with super-priority over administrative expenses (including vendor and employee claims) incurred during the Chapter 11 case and over all other claims. While a DIP loan offers the benefit of a source of funding that is well-established in the market and under the Bankruptcy Code, its priority over other claims reduces the recovery available to other junior creditors and interest holders, including equity security holders. Additionally, it is common for a DIP loan to contain certain, sometimes significant, restrictions on the ability of the debtor to operate its business during bankruptcy.

It is not common for a debtor to seek equity financing during a bankruptcy case. Investing in the equity securities of any company, including the Company, while it is in bankruptcy involves significant risks, as the equity financing would have a lower priority of repayment and may ultimately be worthless. On the other hand, equity financing, unlike a DIP loan, does not impose restrictions on a debtor’s operations and does not take priority over other creditors and equity security holders, thereby potentially improving the possibility that equity security holders could receive a recovery in a plan of reorganization, as compared to raising financing through a DIP loan that would be senior to any equity securities in the Debtors. And just like outside of Chapter 11, an equity investment can provide for more potential upside for the investor, as compared to debt financing (which is limited to repayment of principal and interest).

Arbitration

Prior to commencing the Chapter 11 Cases, we had been engaged in arbitration before the American Arbitration Association against NantPharma, LLC (“NantPharma”) relating to breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between us and NantPharma related to the development of the cancer drug Cynviloq™ (the “Cynviloq Arbitration”). In April 2019, we filed an action in the Los Angeles Superior Court (the “Court”) derivatively on behalf of Immunotherapy NANTibody LLC (“NANTibody”) against NantCell, Inc. (“NantCell”) and Patrick Soon-Shiong, among others, related to alleged breaches of the June 11, 2015 Limited Liability Company Agreement for NANTibody entered into between us and NantCell (the “Derivative Action”). The suit alleges breaches of fiduciary duties and seeks, among other things, a declaration that the Assignment Agreement entered into on July 2, 2017, between NantPharma and NANTibody is void and an equitable unwinding of the Assignment Agreement. The suit calls for the restoration of $90.05 million to the NANTibody capital account, thereby restoring our equity method investment in NANTibody to our invested amount as of June 30, 2017 of $40.0 million. The trial is scheduled to begin on July 17, 2023.

Additionally, in 2020, we filed a legal action against Patrick Soon-Shiong in the Court, asserting claims for fraudulent inducement and common law fraud alleging that, among other things, Dr. Soon-Shiong acquired the drug Cynviloq for the purpose of halting its progression to the market. This action is pending.

We had also been engaged in arbitration before the American Arbitration Association against NantCell and NANTibody relating to alleged breaches of the April 21, 2015 Exclusive License Agreement entered into between the Company and NantCell and the June 11, 2015 Exclusive License Agreement entered into between us and NANTibody (the “NantCell/NANTibody Arbitration”).

On December 2, 2022, the arbitrator in the NantCell/NANTibody Arbitration issued an award granting contractual damages and pre-award interest in the amounts of $156,829,562 to NantCell and $16,681,521 to NANTibody, exclusive of post-award, prejudgment interest, which will accrue at 9% per annum (the “Nant Award”). On December 20, 2022, the arbitrator in the Cynviloq Arbitration issued an award granting contractual damages of $125 million to us, reflecting the value of lost milestone payments for the approval of Cynviloq for the treatment of breast and lung cancers (the “Cynviloq Award”).

On February 7, 2023, the Court confirmed the Nant Award and issued a 70-day stay of enforcement of the judgment beyond $50 million (i.e., the difference between the amount of the Nant Award and amount of the Cynviloq Award). Following such confirmation, we believed that NantCell and NANTibody, in an attempt to satisfy the unstayed $50 million portion of the Nant Award, would imminently take steps to levy our assets, which would cause significant disruption and harm to our business, including our ability to continue developing life-saving and cutting-edge drugs. To protect our business and maximize its value, on February 13, 2023, we commenced the Chapter 11 Cases.

On March 16, 2023, the Court granted our motion to confirm the award in the Cynviloq Arbitration over NantPharma’s opposition. On April 7, 2023, the Court entered final judgment (“Final Judgment”) upon the confirmed award in our favor in the amount of $127,686,210, which includes arbitration costs and accrued interest on the award since December 20, 2022. The Final Judgment is accruing interest at the rate of 10 percent per annum, from March 16, 2023.

Additional information about the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court (the “Bankruptcy Docket”), is available online at https://cases.stretto.com/sorrento, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference into, and does not constitute part of, this registration statement. For a full description of the Chapter 11 Cases and the proceedings therein, you may review the Bankruptcy Docket. We will continue to file Current Reports on Form 8-K, when required, to keep our stockholders, including those who purchase shares of Common Stock in this offering, appraised of all material proceedings in our pending Chapter 11 Cases.

Debtor-in-Possession Financing

As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 22, 2023, on February 19, 2023, the Debtors executed that certain Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB Capital” or the “DIP Lender”), pursuant to which JMB Capital (or its designees or its assignees) provided the Debtors with a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “DIP Facility”), subject to the terms and conditions set forth in the DIP Term Sheet.

As previously disclosed in that Current Report, at a hearing before the Bankruptcy Court on February 21, 2023, the Bankruptcy Court entered an interim order (the “Interim DIP Order”) approving the DIP Facility on an interim basis and providing the Debtors with the necessary liquidity to continue to operate in Chapter 11. Upon entry of the Interim DIP Order and satisfaction of all applicable conditions precedent, as set forth in the DIP Term Sheet, the Debtors were authorized to make a single, initial draw of $30,000,000 on the DIP Facility (the “Initial Draw”). The Debtors then negotiated definitive financing documentation, including a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Credit Agreement”) and other documents evidencing the DIP Facility (collectively with the DIP Credit Agreement, the “DIP Documents”).

As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 31, 2023, after a hearing before the Bankruptcy Court on March 29, 2023, the Bankruptcy Court entered a final order (the “Final DIP Order”) approving the DIP Facility on a final basis and providing the Debtors with access to the remaining $45,000,000 of the DIP Facility (subject to the terms, conditions, and covenants set forth in the DIP Documents), through additional draws of no less than $5,000,000, each upon five business days’ written notice to the DIP Lender, and the Debtors and DIP Lender proceeded to enter into the DIP Documents on March 30, 2023. Among other terms, the DIP Facility bears interest at a per annum rate equal to 14% payable in cash on the first day of each month in arrears (and a default interest rate that shall accrue at an additional per annum rate of 3% plus the non-default interest, payable in cash on the first day of each month). The Debtors are required to pay to the DIP Lender a commitment fee equal to 2.5% of the total amount of the DIP Commitment (which was paid out of the Initial Draw), a funding fee equal to 2.5% of the amount of each draw and, upon repayment or satisfaction of the DIP Loans (in whole or in part), an exit fee equal to 7% of the total amount of the DIP Commitments and other fees and charges as described in the DIP Documents. The DIP Facility is secured by first-priority liens on substantially all of the Debtors’ unencumbered assets, subject to certain enumerated exceptions, and second-priority liens on those assets of the Debtors that are encumbered by certain permitted liens (as set forth in the Final DIP Order).

The DIP Facility matures on the earliest of: (i) July 31, 2023; (ii) the effective date of any chapter 11 plan of reorganization with respect to the Debtors; (iii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the date of the acceleration of the DIP Loans and the termination of the DIP Commitments in accordance the DIP Documents (each as defined in the DIP Term Sheet); (v) the dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and (vi) forty-five (45) days after the filing of the DIP Motion (or such later date as agreed to by the DIP Lender), unless the Final Order has been entered by the Bankruptcy Court on or prior to such date. The DIP Facility does not contain a roll-up or cross-collateralization of prepetition debt or otherwise dictate how prepetition claims will be addressed in a chapter 11 plan.

As of March 31, 2023, the total outstanding principal balance on the DIP Facility was $30.0 million. Upon receipt of the Initial Draw, we recorded certain lender fees as described above of $7.9 million. We also recorded $0.4 million in interest expense relating to the per annum rate equal to 14% payable in cash during the three months ended March 31, 2023. Subsequent to March 31, 2023, we received additional draws from the DIP Facility in the aggregate amount of $40.0 million.

However, for the duration of our Chapter 11 Cases, our operations and our ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern are subject to a high degree of risk and uncertainty associated with our Chapter 11 Cases. The outcome of the Chapter 11 Cases is dependent upon factors that are outside of our control, including actions of the Bankruptcy Court.

Creditor and Equity Holder Committees

On February 28, 2023, the Office of the United States Trustee (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors, which was reconstituted on March 28, 2023. The purpose of the Official Committee of Unsecured Creditors is to represent the interests of our unsecured creditors. On April 10, 2023, the U.S. Trustee appointed an Official Committee of Equity Security Holders, which was reconstituted on April 14, 2023. The purpose of the Official Committee of Equity Security Holders is to represent the interests of our equity security holders.

Bid Procedures

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 20, 2023, on April 14, 2023, the Bankruptcy Court entered an order approving procedures for the Debtors to conduct a dual-track (i) financing process for the potential raising of debt, equity, or hybrid financing or consummation of a restructuring transaction through a chapter 11 plan of reorganization and (ii) marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in its non-debtor subsidiaries, including, but not limited to, Scilex Holding, and (y) the Debtors’ other assets.

Block Trades

On April 27, 2023, the Bankruptcy Court entered an order providing that we may consummate one or more block sales of our shares of common stock of Scilex Holding without requiring any further approval from the Bankruptcy Court, subject to certain other conditions set forth in the order (namely, the prior approval from the Debtors’ lender in their Chapter 11 Cases, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders).

Restricted Stock

As previously disclosed, on or around January 19, 2023, we distributed shares of common stock of Scilex Holding to our stockholders (the “Distributed Stock”), which shares were restricted from being further transferred until May 11, 2023 (the “Lock-up”) as reflected in a restrictive legend.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on April 25, 2023 (the “April 25 Form 8-K”), on April 24, 2023, the Official Committee of Unsecured Creditors filed a motion seeking the Bankruptcy Court’s extension of the application of the automatic stay to continue the restricted trading period for the Distributed Stock.

As previously disclosed in the April 25 Form 8-K, on April 25, 2023, the Bankruptcy Court entered an order extending the Lock-up period for the Distributed Stock until September 1, 2023 (or an otherwise earlier date to be determined, as set forth in the order). Accordingly, any shares of the Distributed Stock (including any such shares held by brokerage firms) may not be sold, transferred or otherwise disposed of and the holders of Distributed Stock are prohibited from causing or encouraging any third party to do the same. This extension applies only to the Distributed Stock, and does not apply to any securities of Scilex Holding held by Sorrento or any other Scilex Holding securities.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on May 15, 2023, on May 12, 2023, the Bankruptcy Court entered an order compelling certain brokerage firms to credit all shares of the Distributed Stock to their customers’ accounts on or before May 23, 2023. In addition, the Bankruptcy Court ordered the brokerage firms to file a report with the Bankruptcy Court detailing as to each customer's account, on an anonymous basis, the number of shares of Distributed Stock credited and the quoted price of such stock on a marked-to-market basis.

Automatic Stay

Subject to certain specific exceptions under the Bankruptcy Code, the Bankruptcy Petitions automatically stayed most judicial or administrative actions against the Debtors and efforts by creditors to collect on or otherwise exercise rights or remedies with respect to pre-petition claims. Absent an order from the Bankruptcy Court, substantially all of the Debtors’ pre-petition liabilities are subject to settlement under the Bankruptcy Code.

Executory Contracts

Subject to certain exceptions, under the Bankruptcy Code, the Debtors may assume, amend or reject certain executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. Generally, the rejection of an executory contract or unexpired lease is treated as a pre-petition breach of such executory contract or unexpired lease and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing monetary defaults under such executory contract or unexpired lease and provide adequate assurance of future performance. Accordingly, any description of an executory contract or unexpired lease with the Debtors in this document, including, where applicable, a quantification of the Company’s obligations under any such executory contract or unexpired lease of the Debtors, is qualified by any overriding rejection rights the Company has under the Bankruptcy Code. As of March 31, 2023, no executory contracts or leases were filed with the Bankruptcy Court to assume, amend or reject certain executory contracts and unexpired leases.

Claims Reconciliation

The Debtors are in the process of reviewing, investigating, and reconciling proofs of claims filed against the Debtors with the amounts reflected in their books and records. The Debtors will continue the claims reconciliation process and object, as necessary, to asserted claims, including on the basis that they have been amended or superseded by subsequently filed proofs of claims, are without merit, have already been paid, are overstated or should be adjusted or expunged for other reasons. As a result of this process, the Debtors may identify additional liabilities that will need to be recorded or reclassified to liabilities subject to compromise. As part of its ongoing review, the Company is not aware of any claims that may require a material adjustment to the accounts and balances as reported as of March 31, 2023.

Bankruptcy Court Approval Required

To the extent we want to offer and sell the securities described in this prospectus and any prospectus supplement, we must first obtain approval from the Bankruptcy Court. However, we do not currently intend to offer and sell our common stock pursuant to the sales agreement with the sales agent while our Chapter 11 Cases are pending.

Listing

On February 13, 2023, we received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq had determined that our common stock would be delisted from Nasdaq, effective February 23, 2023. In the Delisting Notice, the staff of Nasdaq referenced the Chapter 11 Cases and associated public concerns raised by them, concerns regarding the residual equity interest of the existing listed securities holders and concerns about our ability to sustain compliance with all requirements for continued listing on Nasdaq. In accordance with the Delisting Notice, trading of our common stock on Nasdaq was suspended at the opening of business on February 23, 2023, and at such time, our common stock commenced trading on the Pink Open Market under the symbol “SRNEQ”.

Corporate Information

On September 21, 2009, QuikByte Software, Inc., a Colorado corporation and shell company, or QuikByte, consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation and private concern, or STI, in a reverse merger, or the Merger. We were originally incorporated as San Diego Antibody Company in California in 2006 and were renamed “Sorrento Therapeutics, Inc.” and reincorporated in Delaware in 2009, prior to the Merger. QuikByte was originally incorporated in Colorado in 1989. Following the Merger, on December 4, 2009, QuikByte reincorporated under the laws of the State of Delaware, or the Reincorporation. Immediately following the Reincorporation, on December 4, 2009, we merged with and into QuikByte, the separate corporate existence of STI ceased and QuikByte continued as the surviving corporation, or the Roll-Up Merger. Pursuant to the certificate of merger filed in connection with the Roll-Up Merger, QuikByte’s name was changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

Our principal executive offices are located at 4955 Directors Place, San Diego, CA 92121, and our telephone number at that address is (858) 203-4100. Our website is www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $3,000,000,000 pursuant to the sales agreement.

Manner of offering	“At the market offering” that may be made from time to time through or to H.C. Wainwright & Co., LLC, as sales agent or principal. See “Plan of Distribution” on page S-21 of this prospectus. In general, for so long as the Chapter 11 Cases are ongoing, we are required to obtain the approval of the Bankruptcy Court prior to engaging in activities or transactions outside the ordinary course of business. As a result, we must first obtain Bankruptcy Court approval prior to any offer and sale of our common stock pursuant to this prospectus and any prospectus supplement hereto. However, we do not currently intend to offer and sell our common stock pursuant to the sales agreement with the sales agent while our Chapter 11 Cases are pending.

Use of Proceeds	We currently intend, subject to obtaining the required Bankruptcy Court approval for the offer and sale of our common stock hereunder, to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations, expenditures related to the administration of our Chapter 11 Cases, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-18 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-9 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Pink Open Market Quotation	Our common stock is quoted on the Pink Open Market under the symbol “SRNEQ.”

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by any subsequent Quarterly Reports on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to This Offering

We are in the process of Chapter 11 reorganization cases under the United States Bankruptcy Code, which may cause our common stock to decrease in value and may eventually render our common stock worthless. For a full description of the terms and conditions of the DIP Facility, you should refer to the Bankruptcy Docket.

As previously disclosed, on February 13, 2023, we and our wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together, the “Debtors”), filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 proceedings are jointly administered by the Bankruptcy Court under the caption In re Sorrento Therapeutics, Inc., et al. (Case No. 23-90085) (the “Chapter 11 Cases”).

Any trading in our securities during the pendency of our Chapter 11 Cases is highly speculative and poses substantial risks to purchasers of our securities, as the price of our securities may decrease in value or become worthless. Recoveries in the Chapter 11 Cases for holders of securities, if any, will depend upon, among other things, our ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases and the value of our assets. Although we cannot predict how our securities will be treated under a plan, we expect that holders of all or some of our securities would not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Consequently, there is a risk that the holders of our securities, including purchasers in this offering, will receive no recovery under the Chapter 11 Cases and that our securities will be worthless.

Equity securities in a debtor are subject to a high risk of being cancelled through a Chapter 11 plan of reorganization without receiving any consideration or otherwise receiving any value. The reason for this high risk of cancellation is because equity securities in a debtor generally sit last in line of priority in bankruptcy. This is referred to as the “absolute priority rule.” Under the absolute priority rule, unless holders of more senior claims otherwise agree, holders of equity securities are generally precluded from receiving any value unless and until holders of allowed claims or interests senior to them are paid in full; there are, however, circumstances where this is not the case.

Debtors often need funding to cover ongoing operating expenses and the expenses of a Chapter 11 case. It is common for a debtor to meet such need through a debtor-in-possession, (“DIP”) loan. A DIP loan often takes the form of a new secured debt facility that has priority over pre-bankruptcy secured and unsecured creditors and a claim with super-priority over administrative expenses (including vendor and employee claims) incurred during Chapter 11 and over all other claims. While a DIP loan offers the benefit of a source of funding that is well-established in the market and under the Bankruptcy Code, its priority over other claims reduces the recovery available to other junior creditors and interest holders, including equity security holders. Additionally, it is common for a DIP loan to contain certain, sometimes significant, restrictions on the ability of the debtor to operate its business during bankruptcy.

It is not common for a debtor to seek equity financing during a bankruptcy case. Investing in the equity securities of any company, including the Company, while it is in bankruptcy involves significant risks, as the equity financing would have a lower priority of repayment and may ultimately be worthless. On the other hand, equity financing, unlike a DIP loan, does not impose restrictions on a debtor’s operations and does not take priority over other creditors and equity security holders, thereby potentially improving the possibility that equity security holders could receive a recovery in a plan of reorganization, as compared to raising financing through a DIP loan that would be senior to any equity securities in the Debtors. And just like outside of Chapter 11, an equity investment can provide for more potential upside for the investor, as compared to debt financing (which is limited to repayment of principal and interest).

We are subject to other risks and uncertainties associated with our Chapter 11 Cases.

Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern are subject to the risks and uncertainties associated with our Chapter 11 Cases. These risks include the following:

●	our ability to confirm and consummate a plan of reorganization with respect to the Chapter 11 Cases;

●	the high costs of bankruptcy cases and related fees;

●	our ability to obtain sufficient financing to allow us to emerge from bankruptcy and execute our business plan post-emergence;

●	our ability to maintain our relationships with our suppliers, service providers, customers, employees and other third parties;

●	our ability to maintain contracts that are critical to our operations;

●	our ability to execute competitive contracts with third parties;

●	our ability to attract, motivate and retain key employees;

●	the ability of third parties to seek and obtain court approval to terminate contracts and other agreements with us;

●	our ability to retain our current management team;

●	the ability of third parties to seek and obtain court approval to convert the Chapter 11 Cases to a Chapter 7 liquidation proceeding, and the costs and expenses associated with any such a conversion including, but not limited to, costs and expenses that would receive a priority over claims and expenses incurred in the Chapter 11 Cases; and

●	the actions and decisions of our stockholders, creditors and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our plans.

Delays in our Chapter 11 Cases increase the risks of us being unable to reorganize our business and emerge from bankruptcy and increase our costs associated with the bankruptcy process.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 Cases could adversely affect our relationships with our suppliers, service providers, customers, employees and other third parties, which in turn could adversely affect our operations and financial condition. Also, pursuant to the Bankruptcy Code, we need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit our ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with our Chapter 11 Cases, we cannot accurately predict or quantify the ultimate impact or timing of events that occur during our Chapter 11 Cases and the impact that the same will have on our business, financial condition and results of operations, and there is no certainty as to our ability to continue as a going concern.

We are required to pay the fees and expenses of estate professionals retained in the Chapter 11 Cases, which includes the legal and financial advisors to the Company, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders, subject to certain budget restrictions under the DIP Facility (the “DIP Budget”), other agreements, and approval by the Bankruptcy Court. Our current DIP Budget includes approximately $31.4 million in fees and expenses for Chapter 11 professionals, from the commencement of the Chapter 11 Cases (February 13, 2023) through July 15, 2023, of which there were $26.3 million in fees and expenses budgeted through June 10, 2023.

We may not be able to obtain confirmation of a Chapter 11 plan of reorganization.

To emerge successfully from Chapter 11 protection as a viable entity, we must meet certain statutory requirements with respect to the adequacy of disclosure with respect to a Chapter 11 plan of reorganization, solicit and obtain the requisite acceptances of such a reorganization plan and fulfill other statutory conditions for confirmation of such a plan.

Even if a Chapter 11 plan of reorganization is consummated, it will be based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, we may not be able to achieve our stated goals and continue as a going concern.

Any plan of reorganization may affect both our capital structure and the ownership, structure and operation of our business and will reflect assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances. In addition, a plan of reorganization will rely upon financial projections developed by us with the assistance of our financial advisor/investment banker, including with respect to fees, revenues, debt service, and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts may not be accurate. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (1) our ability to substantially change our capital structure, (2) our ability to obtain adequate liquidity and financing sources, (3) our ability to maintain clients’, investors’ and strategic partners’ confidence in our viability as a continuing enterprise and to attract and retain sufficient business from and partnership endeavors with them, (4) our ability to retain key employees and (5) the overall strength and stability of general economic conditions. The failure of any of these factors could materially adversely affect the successful reorganization of our business and the value of the Company. Consequently, at this time, there can be no assurance that the results or developments that may be contemplated by a plan of reorganization, even if confirmed by the Bankruptcy Court and implemented by us, will occur or, even if they do occur, that they will have the anticipated effects on us and our subsidiaries or our businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of any plan of reorganization.

Even if a plan of reorganization is consummated, we may not be able to achieve our stated goals and continue as a going concern.

Even if a plan of reorganization is consummated, we may continue to face a number of risks that are beyond our control, such as changes in economic conditions, changes in the financial markets, changes in investment values or the industry in general, changes in demand for our products and increasing expenses. Some of these risks typically become more acute when a case under the Bankruptcy Code continues for a protracted period of time without indication of how or when the transactions under a Chapter 11 plan of reorganization will close. As a result of these and other risks, we cannot guarantee that any plan of reorganization would achieve our stated goals. Furthermore, even if our debts were reduced or discharged through any plan of reorganization, we may need to raise additional funds through one or more public or private debt or equity financings or other means to fund our business after the completion of the Chapter 11 Cases. Our access to additional capital may be limited, if it is available at all. Therefore, adequate funds may not be available when needed or may not be available on favorable terms. As a result, any plan of reorganization may not become effective or implemented and, thus, we cannot assure you of our ability to continue as a going concern, even if a plan of reorganization is confirmed.

We have substantial liquidity needs and may not be able to obtain sufficient liquidity to confirm a plan of reorganization and exit bankruptcy.

Although we have lowered our capital budget and plan to reduce the scale of our operations, our business remains capital intensive. In addition to the cash requirements necessary to fund ongoing operations, we have incurred significant professional fees and other costs in connection with our Chapter 11 Cases and expect that we will continue to incur significant professional fees and costs throughout our Chapter 11 Cases. There are no assurances that our current liquidity is sufficient to allow us to satisfy our obligations related to the Chapter 11 Cases, allow us to proceed with the confirmation of a Chapter 11 plan of reorganization and allow us to emerge from bankruptcy. We can provide no assurance that we will be able to secure additional postpetition financing or exit financing sufficient to meet our liquidity needs or, if sufficient funds are available, offered to us on acceptable terms.

On April 14, 2023, the Bankruptcy Court entered an order approving procedures for the Debtors to conduct a dual-track (i) financing process for the potential raising of debt, equity, or hybrid financing or consummation of a restructuring transaction through a Chapter 11 plan of reorganization and (ii) marketing process for the sale or disposition of all or any portion of the Debtors’ assets under section 363 of the Bankruptcy Code, including (x) the Debtors’ equity interests in their non-debtor subsidiaries, including, but not limited to, Scilex Holding, and (y) the Debtors’ other assets. On April 27, 2023, the Bankruptcy Court entered an order providing that we may consummate one or more block sales of shares of common stock of Scilex Holding without requiring any further approval from the Bankruptcy Court. As a result, we are authorized at any time to enter into one or more sales of shares of common stock of Scilex Holding; however, there can be no assurance that we will be able to consummate such sales on favorable terms to the Company or at all. Furthermore, any such sales, or the perception that such sales could occur, may cause the trading price of shares of common stock of Scilex Holding to decline, including the shares we continue to hold after such sales have been consummated. Sales of such shares of common stock of Scilex Holding may need to be sold at a discount to the market price prevailing at the time of such sale and such discount could be substantial.

The DIP Facility has substantial restrictions and financial covenants and if we are unable to comply with the covenant requirements under the DIP Facility, it could have a material adverse impact on our financial condition, operating results and cash flows.

In connection with the Chapter 11 Cases and in order to provide required liquidity during the Chapter 11 process, on February 19, 2023, the Debtors executed that certain Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB Capital” or the “DIP Lender”), pursuant to which JMB Capital (or its designees or its assignees) are providing the Debtors with a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “DIP Facility”), subject to the terms and conditions set forth in the DIP Term Sheet. After a hearing before the Bankruptcy Court on March 29, 2023, the Bankruptcy Court entered a final order (the “Final DIP Order”) approving the DIP Facility on a final basis.

In addition to customary affirmative and negative covenant obligations, the DIP Facility requires the Debtors to comply with a weekly operating budget, subject to certain permitted variances.

If the Debtors are unable to comply with the covenant requirements under the DIP Facility, it could have a material adverse impact on our financial condition, operating results and cash flows.

In certain limited instances, a Chapter 11 case may be converted to a case under Chapter 7 of the Bankruptcy Code and the debtor liquidated.

Upon a showing of cause, the Bankruptcy Court may convert a Chapter 11 bankruptcy case to a case under Chapter 7 of the Bankruptcy Code (“Chapter 7”). In such event, our business operations would generally cease and a Chapter 7 trustee would be appointed to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. Holders of our common stock, including purchasers in this offering, would lose their entire investment in a Chapter 7 bankruptcy.

As a result of the Chapter 11 Cases, our historical financial information may not be indicative of our future performance, which may be volatile.

During the Chapter 11 Cases, we expect our financial results to continue to fluctuate as restructuring activities and expenses impact our consolidated financial statements. As a result, our historical financial performance is likely not indicative of our financial performance after the filing of the Chapter 11 Cases. If a plan of reorganization is approved and implemented, our existing capital structure may be fundamentally altered. If we emerge from Chapter 11, the amounts reported in subsequent consolidated financial statements may materially change relative to our historical consolidated financial statements. In connection with the Chapter 11 Cases, it is also possible that additional restructuring and related charges may be identified and recorded in future periods. Such charges could be material to our consolidated financial position, liquidity and results of operations.

We may be subject to claims that will not be discharged in the Chapter 11 Cases, which could have a material adverse effect on our business, cash flows, liquidity, financial condition and results of operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from, among other things, substantially all debts arising prior to consummation of a plan of reorganization. Thus, while generally all claims against us that arose prior to the filing of the Chapter 11 Cases or before consummation of a plan of reorganization (i) would be subject to compromise and/or treatment under a plan of reorganization and/or (ii) would be discharged in accordance with the Bankruptcy Code and the terms of a plan of reorganization, certain exceptions may arise. Subject to the terms of a plan of reorganization and orders of the Bankruptcy Court, any claims not ultimately discharged pursuant to a plan of reorganization could be asserted against us and may have an adverse effect on our business, cash flows, liquidity, financial condition and results of operations on a post-reorganization basis. At this time, the Company does not believe it has any liability under any such pending litigation (aside from the Nant Award, which has already been reduced to judgment).

If we operate under the Bankruptcy Court’s protection for a long period of time, or for a longer period of time than expected, our business may be harmed.

Our future results are dependent upon the successful confirmation and implementation of a plan of reorganization. Our being subject to a long period of operations under the Bankruptcy Court’s protection could have a material adverse effect on our business, financial condition, results of operations and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, our senior management may be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on our business operations. A prolonged period of operating under the Bankruptcy Court’s protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of our business. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that our clients, investors, strategic partners and service providers will lose confidence in our ability to reorganize our businesses successfully and seek to establish alternative advisory and/or other commercial relationships, as applicable. Furthermore, so long as the Chapter 11 Cases continue, we will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. These fees and expenses will take a priority over many other claims and expenses. We cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to any plan of reorganization. While we are working to confirm a chapter 11 plan of reorganization by July 31, 2023, the date of the maturity of our DIP Facility, we can give no assurances as to the ultimate duration of the Chapter 11 Cases or the timing of a plan of reorganization. Even once a plan of reorganization is approved and implemented, our operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from Chapter 11 protection.

Adverse publicity in connection with the Chapter 11 Cases or otherwise could negatively affect our businesses.

Adverse publicity or news coverage relating to us, including, but not limited to, publicity or news coverage in connection with the Chapter 11 Cases, may negatively impact our efforts to establish and promote a positive image after emergence from the Chapter 11 Cases.

The Chapter 11 Cases limit the flexibility of our management team in running our business.

While we operate our business as debtor-in-possession under supervision by the Bankruptcy Court, we are required to obtain the approval of the Bankruptcy Court prior to engaging in activities or transactions outside the ordinary course of business. Bankruptcy Court approval of non-ordinary course activities entails preparation and filing of appropriate motions with the Bankruptcy Court, negotiation with the various other parties-in-interest and one or more hearings. Other parties-in-interest may be heard at any Bankruptcy Court hearing and may raise objections with respect to these motions. This process may delay major transactions and limit our ability to respond quickly to opportunities and events. In addition, constraints on our activities as debtor-in-possession may place limitations and restrictions on our business activities and resources. Furthermore, in the event the Bankruptcy Court does not approve a proposed activity or transaction, we would be prevented from engaging in activities and transactions that we believe are beneficial to us.

We may experience employee attrition as a result of the Chapter 11 Cases.

As a result of the Chapter 11 Cases, we may experience employee attrition, and our employees may face considerable distraction and uncertainty. A loss of key personnel or material erosion of employee morale could adversely affect our business and results of operations. Our ability to engage, motivate and retain key employees or take other measures intended to motivate and incentivize key employees to remain with us through the pendency of the Chapter 11 Cases is limited by certain restrictions on the implementation of incentive programs under the Bankruptcy Code. The loss of services of members of our senior management team could impair our ability to execute our business strategies and implement operational initiatives, which may have a material adverse effect on our business, cash flows, liquidity, financial condition and results of operations.

Our post-bankruptcy capital structure is yet to be determined, and any changes to our capital structure may have a material adverse effect on existing and future debt and security holders, including holders of our common stock.

Our post-bankruptcy capital structure has yet to be determined and will be set pursuant to a plan that requires Bankruptcy Court approval. The reorganization of our capital structure may include exchanges of new debt or equity securities for our existing debt, equity securities, and claims against us. Such new debt may be issued at different interest rates, payment schedules and maturities than our existing debt securities. Existing equity securities are subject to a high risk of being cancelled. The success of a reorganization through any such exchanges or modifications will depend on approval by the Bankruptcy Court and the willingness of existing debt and security holders to agree to the exchange or modification, subject to the provisions of the Bankruptcy Code, and there can be no guarantee of success. If such exchanges or modifications are successful, holders of our debt or of claims against us may find their holdings no longer have any value or are materially reduced in value, or they may be converted to equity and be diluted or may be modified or replaced by debt with a principal amount that is less than the outstanding principal amount, longer maturities and reduced interest rates. Holders of our common stock, including purchasers in this offering, may also find that their holdings no longer have any value and face highly uncertain or no recoveries under a plan. There can be no assurance that any new debt or equity securities will maintain their value at the time of issuance. If existing debt or equity holders are adversely affected by a reorganization, it may adversely affect our ability to issue new debt or equity in the future. Although we cannot predict how the claims and interests of stakeholders in the Chapter 11 Cases, including holders of common stock, will ultimately be resolved, we expect that common stock holders, including purchasers in this offering, will not receive a recovery through any plan unless the holders of more senior claims and interests, such as secured and unsecured indebtedness, are paid in full. Consequently, there is a significant risk that the holders of our common stock, including purchasers in this offering, would receive no recovery under the Chapter 11 Cases and that our common stock will be worthless.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus entitled “Use of Proceeds”. Subject to the provisions of the Bankruptcy Code, any orders that the Bankruptcy Court may enter, and the terms of the DIP Facility, we will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipated.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an additional aggregate of 8,823,529,411 shares of our common stock are sold pursuant to the sales agreement at a price of $0.34 per share, the last reported sale price of our common stock on the Pink Open Market on June 20, 2023, for aggregate gross proceeds of approximately $3,000,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.07 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement with the sales agent, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the sales agent and compliance with applicable law, we have the discretion to deliver placement notices to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the sales agent.

We may be unable to sell all of the remaining unsold amount of shares of our common stock under the sales agreement. In addition, if we issue substantially all of our available authorized shares of common stock pursuant to the sales agreement, we will not be able to issue additional shares for future capital raising transactions or strategic transactions, for equity awards or pursuant to other transactions or agreements unless we obtain stockholder approval to amend our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock.

We currently have 750,000,000 authorized shares of common stock under our Restated Certificate of Incorporation, as amended. As of March 31, 2023, we had 551,281,154 shares of common stock outstanding, 20,208,255 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans, 8,200,598 shares of common stock issuable upon vesting of outstanding restricted stock units under our equity incentive plans, 24,935,882 shares of common stock issuable upon the exercise of a performance stock option award granted to our chief executive officer on August 7, 2020, 16,020,254 shares of common stock issuable upon the exercise of outstanding warrants, 39,943,189 shares of common stock reserved for future issuance under our 2019 Stock Incentive Plan and 6,411,154 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan. As a result, as of March 31, 2023, we had approximately 82,999,514 authorized shares of common stock available and unreserved for future issuance. Due to the limited number of authorized shares available for issuance, we may not be able to offer and sell all of the remaining unsold amount of shares of our common stock under the sales agreement and this prospectus or in other future capital raising transactions or strategic transactions unless we obtain stockholder approval to amend our Restated Certificate of Incorporation, as amended, to increase the number of shares we are authorized to issue. For example, if we were to issue the full $3,000,000,000 of shares being offered pursuant to this prospectus at an assumed offering price of $0.34 per share, the last reported sale price of our common stock on the Pink Open Market on June 20, 2023, we would need to substantially increase the number of authorized shares of our common stock in order to issue the full 8,823,529,411 shares of our common stock that would be issuable at that price. If we determine that we need to seek stockholder approval to increase the number of authorized shares in the future, this may cause a delay in our future capital raising, collaboration, partnership or other strategic transactions, and we may be unable to obtain stockholder approval, any of which may have a material adverse effect on our business and financial condition.

You may experience future dilution as a result of the Chapter 11 Cases or future equity offerings.

In order to restructure our indebtedness or other liabilities in connection with the Chapter 11 Cases or raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

On December 29, 2022, we declared a stock dividend and on January 19, 2023, we distributed shares of common stock of Scilex Holding to holders of our common stock (the “Distributed Stock”). The Distributed Stock were restricted from being further transferred during a lock-up period, which the Bankruptcy Court extended to September 1, 2023. Accordingly, any shares of the Distributed Stock (including any such shares held by brokerage firms) may not be sold, transferred or otherwise disposed of and the holders of Distributed Stock are prohibited from causing or encouraging any third party to do the same. This extension applies only to the Distributed Stock, and does not apply to any securities of Scilex Holding held by us or any other Scilex Holding securities. After the distributing the Distributed Stock, as of March 31, 2023, we held approximately 42.5% of the outstanding voting common stock of Scilex Holding, and our total ownership interest in total Scilex Holding’s common stock (assuming conversion of Scilex Holding Series A preferred stock into common stock) is 52.06%.

We must obtain Bankruptcy Court approval before using, selling, or transferring our stock interests in Scilex Holding (including any future stock dividends); provided, however, that on April 27, 2023, the Bankruptcy Court entered an order providing that we may consummate one or more block sales of our shares of common stock in Scilex Holding without requiring any further approval from the Bankruptcy Court, subject to certain other conditions set forth in the order (namely, the prior approval from the Debtors’ lender in their Chapter 11 Cases, the Official Committee of Unsecured Creditors, and the Official Committee of Equity Security Holders).

Since our common stock is currently quoted on the Pink Open Market our stockholders may face significant restrictions on the resale of our common stock due to state “blue sky” laws and the sale of common stock in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. Since our common stock is currently quoted on the Pink Open Market, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and warrants. You should therefore consider the resale market for our common stock and warrants to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

The market price of Scilex Holding’s common stock and warrants may fluctuate significantly, and we may lose all or part of our investment.

The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. From November 11, 2022, the first day Scilex Holding’s common stock and warrants were listed on the Nasdaq Capital Market, to March 31, 2023, the closing price of Scilex Holding’s common stock ranged from $2.87 to $11.32 and the closing price of Scilex Holding’s warrants ranged from $0.1299 to $2.39. The market price of Scilex Holding’s common stock and warrants may fluctuate significantly in response to numerous factors, many of which are beyond our and Scilex Holding’s control. Price volatility of Scilex Holding’s common stock and warrants may affect the value of our investment in Scilex Holding, which could have a material adverse effect on our stock price and our business, prospects, operating results, and financial condition.

Disclosure Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into the prospectus contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	risks and uncertainties associated with the Chapter 11 Cases;

•	our ability to comply with the substantial restrictions and financial covenants under the DIP facility;

•	any plan of reorganization and its consummation, including our ability to achieve our stated goals and continue as a going concern;

•	risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

•	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our drug candidates;

•	our ability to comply with regulatory requirements;

•	the potential market opportunities for commercializing our product candidates;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	our ability to continue as a going concern;

•	our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

•	our ability to discover, acquire, develop and market additional product candidates;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	the initiation, cost, timing for commencing and completing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;

•	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•	timing and receipt or payments of licensing and milestone revenues, if any;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third party suppliers and manufacturers;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	the success of competing therapies that are currently or may become available;

•	our use of proceeds of any offering;

•	our ability to integrate acquired businesses and assets with our operations, technologies, services, and personnel;

•	our planned acquisitions, the terms of any such acquisitions and the expected timing for completing such acquisitions;

•	our financial performance;

•	the potential impact to our business, revenue and financial condition, including disruptions to our laboratories, clinical trials, supply chain and operations, due to the COVID-19 global pandemic;

•	developments and projections relating to our competitors and our industry;

•	our involvement in disputes and other legal or regulatory proceedings, including our ability to recover the final judgment granted in our favor in the arbitration between us and NantPharma, LLC relating to NantPharma LLC’s breaches of the May 14, 2015 Stock Sale and Purchase Agreement entered into between us and NantPharma related to the development of the cancer drug Cynviloq; and

•	risks and uncertainties associated with our stock being quoted, and traded, on the Pink Open Market.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

In evaluating an investment in shares of our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents, including in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023, and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus. You should carefully read this prospectus together with the information incorporated by reference in this prospectus as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements, except as required by law.

USE OF PROCEEDS

In general, for so long as the Chapter 11 Cases are ongoing, we are required to obtain the approval of the Bankruptcy Court prior to engaging in activities or transactions outside the ordinary course of business. As a result, we must first obtain Bankruptcy Court approval prior to any offer and sale of our common stock pursuant to this prospectus and any prospectus supplement hereto. However, we do not currently intend to offer and sell our common stock pursuant to the sales agreement with the sales agent while our Chapter 11 Cases are ongoing

We currently intend, subject to obtaining the required Bankruptcy Court approval for the offer and sale of our common stock hereunder, to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations, expenditures related to the administration of our Chapter 11 Cases, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. Subject to the provisions of the Bankruptcy Code, any orders that the Bankruptcy Court may enter, any required approvals of the Bankruptcy Court, and the terms of the DIP Facility, we will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, subject to the provisions of the Bankruptcy Code, any orders that the Bankruptcy Court may enter, any required approvals of the Bankruptcy Court, and the terms of the DIP Facility, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments. In addition, there can be no assurance that we will sell any shares under, or fully utilize, the sales agreement with the sales agent as a source of financing.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2023 was approximately $(331.6) million, or $(0.60) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of March 31, 2023.

After giving effect to the sale of our common stock pursuant to the sales agreement in the additional aggregate amount of $3,000,000,000 at an assumed offering price of $0.34 per share, the last reported sale price of our common stock on the Pink Open Market on June 20, 2023, and after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $2,577.6 million, or $0.24 per share of common stock. This represents an immediate increase in the net tangible book value of $0.87 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.07 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.34
Net tangible book value per share as of March 31, 2023	$(0.60)
Increase in net tangible book value per share attributable to this offering	$0.87
As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		$0.27
Dilution per share to new investors purchasing shares in this offering		$0.07

The table above assumes for illustrative purposes that an aggregate of 8,823,529,411 additional shares of our common stock are sold pursuant to the sales agreement with the sales agent at a price of $0.34 per share, the last reported sale price of our common stock on the Pink Open Market on June 20, 2023, for aggregate net proceeds of approximately $2,909.2 million, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us. The shares pursuant to the sales agreement with the sales agent are being sold from time to time at various prices. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $0.34 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,000,000,000 pursuant to the sales agreement with the sales agent is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.92 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.42 per share, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 551,281,154 shares of our common stock issued and outstanding as of March 31, 2023 and excludes the following:

•	20,208,255 shares of our common stock issuable upon the exercise of stock options outstanding under our 2019 Stock Incentive Plan and 2009 Stock Incentive Plan as of March 31, 2023, with a weighted-average exercise price of $6.04 per share;

•	8,200,598 shares of our common stock issuable upon the vesting of restricted stock units outstanding under our 2019 Stock Incentive Plan as of March 31, 2023;

•	39,943,189 shares of our common stock reserved for future issuance under our 2019 Stock Incentive Plan as of March 31, 2023;

•	6,411,154 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan as of March 31, 2023;

•	24,935,882 shares of our common stock issuable upon the exercise of a performance stock option award granted to our chief executive officer on August 7, 2020; and

•	16,020,254 shares of our common stock issuable upon exercise of outstanding warrants as of March 31, 2023 at a weighted average exercise price of $2.52 per share.

To the extent that options or warrants outstanding as of March 31, 2023 have been or are exercised, new options or other equity awards are granted under our equity incentive plans, or we issue additional shares in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an amended and restated sales agreement with certain sales agents on December 3, 2021, as amended on December 23, 2021, pursuant to which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $3,000,000,000, in addition to sales that have already occurred to date under the sales agreement, to or through H.C. Wainwright & Co., LLC acting as our sales agent. Effective December 23, 2021, the sales agreement was terminated with respect to A.G.P./Alliance Global Partners, and A.G.P./Alliance Global Partners ceased acting as a sales agent under the sales agreement. Effective May 4, 2023, the sales agreement was terminated with respect to Cantor Fitzgerald & Co. and B. Riley Securities, Inc., and each of Cantor Fitzgerald & Co. and B. Riley Securities, Inc. ceased acting as a sales agent under the sales agreement. The sales of our common stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Pink Open Market, on any other existing trading market for our common stock or to or through a market maker.

As of June 20, 2023, we have sold an aggregate of 290,186,606 shares of our common stock for gross proceeds of approximately $886.5 million under the sales agreement pursuant to a prior prospectus, dated December 23, 2021, a prior prospectus supplement relating to the sales agreement, dated December 4, 2020 and supplemented December 3, 2021, and a prior prospectus supplement relating to the sales agreement, dated April 27, 2020. As of June 20, 2023, shares of common stock having an aggregate offering price of $3,000,000,000 are available for sale under this prospectus.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide the sales agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the applicable sales agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Pink Open Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or the sales agent may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

We will pay the sales agent commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. The sales agent will be entitled to compensation at an initial fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement, which percentage may be adjusted based on the aggregate amount of securities sold by the sales agent pursuant to the sales agreement. We have also agreed to reimburse the sales agent for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 in the aggregate.

We estimate that the total expenses for this offering, excluding compensation payable to the sales agent and certain expenses reimbursable to the sales agent under the terms of the sales agreement, will be approximately $800,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through the sales agent under the sales agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the sales agent will not engage in any transactions that stabilize our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 3 business days’ prior notice to the sales agent. The sales agent may terminate the sales agreement with respect to itself under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 3 business days’ prior notice to us.

The sales agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is counsel for the sales agent in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc. The SEC’s Internet site can be found at http://www.sec.gov. Additional information with respect to us can be found on our website at www.sorrentotherapeutics.com and in the Bankruptcy Docket. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

(c)	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2023 (filed at 6:04 a.m. Eastern Time), February 13, 2023 (filed at 6:02 a.m. Eastern Time), February 13, 2023 (filed at 6:04 a.m. Eastern Time), February 13, 2023 (filed at 5:24 p.m. Eastern Time), February 21, 2023, February 22, 2023 (other than information disclosed under Item 7.01 thereof), March 20, 2023 (other than information disclosed under Item 7.01 thereof), March 31, 2023 (other than information disclosed under Item 7.01 thereof), April 10, 2023, April 20, 2023 (filed at 12:08 p.m. Eastern Time), April 20, 2023 (filed at 5:26 p.m. Eastern Time), April 26, 2023 (other than information disclosed under Item 7.01 thereof), May 15, 2023 (other than information disclosed under Item 7.01 thereof) and June 15, 2023 (other than information disclosed under Item 7.01 thereof);

(d)	Our Current Report on Form 8-K/A, filed with the SEC on April 10, 2023; and

(e)	The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description, including the description of securities contained in Exhibit 4.19 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

Attn: Corporate Secretary

Phone: (858) 203-4100

SORRENTO THERAPEUTICS, INC.

Up to $3,000,000,000

COMMON STOCK

PROSPECTUS

H.C. Wainwright & Co.

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Sorrento Therapeutics, Inc., or the Registrant, in connection with the sale of the securities being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$422,378.05	(1)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing, transfer agent fees and miscellaneous expenses		(2)
Total		$(2)

(1)	Previously paid.
(2)	These expenses and fees are variable based on the amount of securities and number of offerings and accordingly cannot be estimated at this time. The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions), or (4) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the Registrant’s Amended and Restated Bylaws, provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

The Registrant has an insurance policy that insures its directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

The Registrant has indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify a director or officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of a director or officer of the Registrant, or any of the Registrant’s subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request, including liability arising out of negligence or active or passive misconduct by the officer or director. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

1.2	Amended and Restated Sales Agreement, dated December 3, 2021, by and among Sorrento Therapeutics, Inc., Cantor Fitzgerald & Co., B. Riley Securities, Inc., H.C. Wainwright & Co., LLC and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 3, 2021)

1.3	Amendment No. 1 to Amended and Restated Sales Agreement, dated December 23, 2021, by and among Sorrento Therapeutics, Inc., Cantor Fitzgerald & Co., B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.3 to the Registrant’s Registration Statement on Form S-3ASR, filed with the SEC on December 23, 2021)

2.1+	Agreement and Plan of Merger between Sorrento Therapeutics, Inc. and IgDraSol, Inc., dated September 9, 2013 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 11, 2013)

2.2+	Share Purchase Agreement, dated April 27, 2017, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc., Virttu Biologics Limited, the shareholders of Virttu Biologics Limited party thereto and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited party thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 28, 2017)

2.3	Amendment No. 1 to Share Purchase Agreement, effective April 27, 2018, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc. and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2018)

2.4+	Agreement and Plan of Merger, dated as of March 18, 2019, by and among Sorrento Therapeutics, Inc., Semnur Pharmaceuticals, Inc., Scilex Holding Company, Sigma Merger Sub, Inc. and Fortis Advisors LLC, solely as the Equityholders’ Representative (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2019)

2.5	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 7, 2019, by and between Scilex Holding Company and Fortis Advisors LLC, solely as the Equityholders’ Representative (incorporated by reference to Exhibit 2.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2019)

2.6+	Agreement and Plan of Merger, dated August 20, 2020, by and among Sorrento Therapeutics, Inc., SP Merger Sub, Inc., SmartPharm Therapeutics, Inc. and John C. Thomas, Jr., as representative of the stockholders of SmartPharm Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 20, 2020)

2.7+	Agreement and Plan of Merger, dated April 2, 2021, by and among Sorrento Therapeutics, Inc., AT Merger Sub, Inc., ACEA Therapeutics, Inc. and Fortis Advisors, LLC, as representative of the shareholders of ACEA Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 5, 2021)

2.8+^	Agreement and Plan of Merger, dated January 14, 2022, by and among Sorrento Therapeutics, Inc., VH Merger Sub I, Inc., VH Merger Sub II, LLC, Virex Health, Inc. and Fortis Advisors LLC, as representative of the stockholders of Virex Health, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2022).

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 1, 2013)

3.3	Amended and Restated Bylaws of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 15, 2019)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 23, 2009)

4.2	Voting Agreement, dated as of April 29, 2016, by and between Sorrento Therapeutics, Inc. and Yuhan Corporation (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on June 29, 2016)

4.3	Form of Common Stock Purchase Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of December 11, 2017, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2017)

4.4	Form of Common Stock Purchase Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of March 26, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 14, 2018)

4.5	Registration Rights Agreement, dated June 13, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 9, 2018)

4.6	Form of Warrant, dated November 7, 2018, issued by Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2018)

4.7	Registration Rights Agreement, dated November 7, 2018, by and among Sorrento Therapeutics, Inc. and the parties identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2018)

4.8	Agreement and Consent, dated November 7, 2018, by and among Sorrento Therapeutics, Inc. and the Warrant Holders party thereto (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2018)

4.9	Form of Warrant, dated May 3, 2019, issued by Sorrento Therapeutics, Inc. incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2019)

4.10	Amendment No. 1 to the Registration Rights Agreement, dated as of May 3, 2019, by and among Sorrento Therapeutics, Inc. and the persons party thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 3, 2019)

4.11	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 28, 2019)

4.12	Form of Series C Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 28, 2019)

4.13	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 8, 2019)

4.14	Amendment No. 2 to the Registration Rights Agreement, dated as of December 6, 2019, by and among Sorrento Therapeutics, Inc. and the persons party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2019)

4.15	Registration Rights Agreement, dated as of March 4, 2021, by and between Sorrento Therapeutics, Inc. and the Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 4.19 to Registrant’s Form S-3, filed with the SEC on April 9, 2021)

4.16*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.17	Form of Indenture (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form S-3ASR, filed with the SEC on December 23, 2021)

4.18*	Form of Debt Securities

4.19*	Form of Common Stock Warrant Agreement and Warrant Certificate

4.20*	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.21*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.22*	Form of Unit Agreement

5.1‡	Opinion of Paul Hastings LLP

23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2‡	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1‡	Power of Attorney is contained on the signature page of the Post-Effective Amendment No. 1 to Form S-3.

25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

107†	Calculation of Filing Fee Tables

‡	Previously filed.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.
^	Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.
†	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 21, 2023.

SORRENTO THERAPEUTICS, INC.

By: /s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry Ji, Ph.D.	Chairman of the Board of Directors, Chief Executive Officer and President	June 21, 2023
Henry Ji, Ph.D.	(Principal Executive Officer)

/s/ Elizabeth Czerepak	Executive Vice President & Chief Financial Officer	June 21, 2023
Elizabeth Czerepak	(Principal Financial and Accounting Officer)

*	Director	June 21, 2023
Dorman Followwill

*	Director	June 21, 2023
Kim D. Janda, Ph.D.

*	Director	June 21, 2023
David Lemus

*	Director	June 21, 2023
Tammy Reilly

*	Director	June 21, 2023
Jaisim Shah

*	Director	June 21, 2023
Yue Alexander Wu, Ph.D.

* /s/ Henry Ji, Ph.D.
Henry Ji, Ph.D. Attorney-in-Fact